Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED

SUPPLY AND SERVICES AGREEMENT

BY AND BETWEEN

SOUTHWEST AIRLINES CO. AND

GLOBAL EAGLE ENTERTAINMENT INC.

THIS SECOND AMENDED AND RESTATED SUPPLY AND SERVICES AGREEMENT (this “Agreement”) is entered into as of December 13, 2016 (the “Effective Date”) by and between Southwest Airlines Co., a Texas corporation with a place of business at 2702 Love Field Drive, Dallas, TX 75235 (“Southwest” or “Customer”) and Global Eagle Entertainment Inc., a Delaware corporation with its principal place of business at 4553 Glencoe Avenue, Suite 300, Marina Del Rey, CA 90292 (“Supplier” or “GEE”).

RECITALS:

WHEREAS, Southwest and Row 44, Inc., a subsidiary of Supplier (“Row 44”), previously entered into that certain Amended and Restated Supply and Services Agreement, dated as of February 1, 2013, as amended and supplemented (the “Original Agreement”);

WHEREAS, prior to the Effective Date, Southwest, Row 44 and Supplier entered into that certain Assignment and Assumption Agreement, whereby Row 44 assigned all of its rights, duties, liabilities and obligations under the Original Agreement to Supplier; and

WHEREAS, this Agreement is entered into for the purpose of amending and restating the Original Agreement in order to reflect certain amendments and other provisions agreed to herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and intending to be legally bound, the parties hereto amend and restate the Original Agreement in its entirety and hereby enter into this Agreement pursuant to the provisions and upon the terms and conditions contained herein, and hereby agree as follows:

ARTICLE I

ENGAGEMENT AND STATEMENTS OF WORK.

Section 1.01   Performance of Services.

(a)      Southwest engages Supplier to provide Products (defined below) and perform services associated with satellite-based inflight entertainment and internet access which may include the provision of certain deliverables and which are further described in the Schedules (defined below) attached hereto (collectively with the Products, the “Services”), which shall be deemed incorporated into and governed by the terms of this Agreement. All physical items of machinery and other physical equipment referenced in Schedules, POs, SOWs, change orders or other written instructions issued by Southwest are collectively referred to herein as “Equipment”. All software, firmware, internal code, and operating systems licensed by Southwest pursuant to this Agreement, including, without limitation, any associated with the Equipment, and all other computer programs including any updates, modifications, enhancements, or new releases of the same are collectively referred to herein as “Software” and collectively with Equipment are referred to herein as “Products.” For purposes of this Agreement, “Schedules” means the schedules attached to this Agreement that specify the Services to be purchased or licensed by Southwest, applicable prices and charges, and any other terms and conditions specific to the Services.

(b)      Supplier shall promptly notify Southwest in writing upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion (or delivery) of any Service, or in meeting any of the other requirements of this Agreement.

Section 1.02   Additional Services.    Additional Services may be agreed to as described in the Schedules, Southwest Purchase Order (“PO”) or Statement of Work (“SOW”) documents executed during the Term (defined below) of this Agreement by an authorized representative from each party. Each SOW shall contain: (i) a detailed description of the Services to be performed, (ii) the amount, schedule and method of compensation to be paid to Supplier by Southwest; and (iii) the term of the SOW, if different from the term of this Agreement. Each Schedule, PO and/or SOW issued pursuant to this Agreement shall be deemed incorporated into and governed by the terms of this Agreement, and Supplier’s provision of Services shall be governed by this Agreement as supplemented by the terms of the applicable Schedule, PO and/or SOW. Where the terms of a PO or SOW conflict with the terms of this Agreement and the Schedules, which existed prior to such PO or SOW, the terms of this Agreement and the applicable Schedule(s) shall prevail, except to the extent that the PO or SOW expressly states a specific provision of this Agreement or Schedule is to be overridden or modified.

Section 1.03   Changes to a Schedule, PO or SOW.    Upon reasonable notice to Supplier, Southwest may at any time, in writing, make reasonable changes in the work described

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in a Schedule, PO or SOW. *** All modifications to a Schedule, PO or SOW (including any equitable adjustment) must be set forth in a written amendment to such Schedule, PO or SOW.

Section 1.04   Manner of Performance.

(a)      Supplier shall provide the Services in compliance with the following (and any conflict between or among the requirements described in clauses (i), (ii) and (iii) of this Section 1.04 shall be resolved by giving priority and precedence in the following order):

           ***

(b)      If the Supplier Group (as defined below) fails to provide the Services in accordance with the applicable Service Levels, Supplier shall pay to Southwest the applicable Performance Credit (as defined in the applicable Schedule(s)) under and in accordance with the applicable Schedule(s) in recognition of the diminished value of the Services resulting from the Supplier Group’s failure to meet the agreed upon level of performance, and not as a penalty or liquidated damages. If Southwest recovers monetary damages from Supplier as a result of the Supplier Group’s failure to provide the Services in accordance with the Service Levels, Supplier shall be entitled to set-off against such damages any Performance Credits paid for the failure(s) giving rise to such recovery. *** In no case shall Southwest be required to notify Supplier that a Performance Credit is due as a condition of payment of the same. Where Supplier fails to pay to Southwest a Performance Credit, Southwest shall *** No more than quarterly, Southwest or Southwest’s agent shall have the right to audit the Supplier Group’s books, records, and measurement and auditing tools to ensure adherence to Service Levels and to determine correct payment of Performance Credits. Where it is determined that Performance Credits were due to Southwest but not paid, Supplier shall owe to Southwest the applicable Performance Credits plus the reasonable and actual cost of the audit.

(c)      Supplier shall *** for Southwest’s review and approval that are consistent with ***. Supplier shall *** to satisfy its other obligations under this Agreement. Supplier shall keep all Products ***

(d)      If Southwest is financially responsible for any resource acquired by Supplier under this Agreement, or if any resource is to be acquired by Supplier in Southwest’s name, Supplier shall obtain Southwest’s prior approval of the acquisition of such resource and the terms on which such resource is acquired, including the terms of any associated contract.

Section 1.05   Procedures Manual.    Prior to *** Supplier shall provide Southwest an initial Procedures Manual (as defined below). Thereafter *** and subject to approval by Southwest, such approval to not be unreasonably withheld, Supplier shall review and provide to Southwest updates to the procedures manual for the Services (the “Procedures Manual”) to reflect any changes in the procedures described therein as soon as practicable after such changes

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are made. The Procedures Manual shall *** No part of or amendment to the Procedures Manual shall amend, waive or supersede any portion of this Agreement. The Procedures Manual shall *** Supplier will maintain the Procedures Manual on a Supplier-internal file share and limit access to the Procedures Manual such that only authorized personnel with a need to know may access the content therein.

Section 1.06   Extension to Affiliates.    Any Southwest “Affiliate” may *** An “Affiliate” with respect to either party shall mean any entity, including, without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party. For purposes of the definition of “Affiliate”, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and/or policies of such entity, whether through the ownership of voting securities, by contract or otherwise. *** The term “Southwest” as used in this Agreement shall, for the purposes of any Schedule, PO or SOW, issued by a Southwest Affiliate hereunder, be deemed to include only the Southwest Affiliate issuing such Schedule, PO or SOW. The parties expressly agree that SOUTHWEST SHALL HAVE NO LIABILITY NOR SHALL SOUTHWEST INCUR ANY OBLIGATION OR BE RESPONSIBLE FOR THE FAILURE OF ANY SOUTHWEST AFFILIATE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY SCHEDULE, PO OR SOW PLACED HEREUNDER.

ARTICLE II

TERM.

The term of this Agreement (the “Term”) shall begin on the Effective Date and end on December 31, 2025 unless sooner terminated as provided below. During the Term Supplier shall be responsible for providing to Southwest the services, functions, obligations, responsibilities and deliverables described in this Agreement, including the Services (as they may evolve during the Term and as they may be supplemented, enhanced, modified or replaced). The parties further agree that if any Schedule, PO or SOW is in effect at the time of the expiration of this Agreement, then as it applies to such Schedule, PO or SOW only, the Term will be extended until the expiration or termination of such Schedule, PO or SOW.

ARTICLE III

SUPPLIER’S PERSONNEL.

Section 3.01   Account Team.

(a)      All persons providing Services under this Agreement are collectively referred to herein as “Supplier’s Personnel”. Supplier shall *** Specific account management positions may be specified in applicable Schedules, POs, or SOWs for the

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projects of certain Southwest departments, divisions, subsidiaries or affiliates. However, Supplier shall provide at a minimum:

(b)      Supplier’s Single Point of Contact (“SPOC”) account representative (the “SPOC Rep”) located in close proximity and easily accessible to Southwest’s principal place of business specified in the preamble of this Agreement (“Southwest Headquarters”). The SPOC Rep shall be Supplier’s prime representative to Southwest, shall manage Supplier’s staff assigned to properly support Southwest projects, shall coordinate all official information between Supplier and Southwest, and shall be available to attend meetings at Southwest Headquarters or other Southwest locations upon reasonable prior request and at no charge to Southwest. The SPOC Rep shall be the centralized point of contact for all other Supplier Affiliates and contacts supporting Southwest and for all Supplier subcontractors; and

(c)       Additional Supplier contact(s) with technical and business knowledge of (i) the Services under this Agreement and (ii) Southwest’s operations and requirements to augment Supplier’s SPOC support of the Southwest account.

(d)      Southwest shall have the right to approve the members of Supplier’s account team and to request acceptable substitutes at Southwest’s reasonable discretion. Such approval shall not unreasonably be withheld by Southwest. *** shall be Supplier’s initial SPOC Rep as of the Effective Date. Supplier shall promptly notify Southwest if any key Supplier’s Personnel (including the SPOC Rep) are re-assigned or are terminated by Supplier.

Section 3.02   Screening.    Supplier shall, before engaging in work and after securing written authorization from all of Supplier’s Personnel, screen against the following lists: *** No person or entity (i) on any of these lists or (ii) that has not been screened against all of these lists, may provide any Services to Southwest.

Section 3.03   I-9 Verification.    Supplier will also ensure compliance with the U.S. Immigration and Naturalization Service’s I 9 process.

Section 3.04   Background Checks.    Supplier’s Personnel who have access to Southwest’s facilities, property or technology systems *** or more must have passed *** in order to obtain a contractor access badge that will allow unescorted entry into Southwest’s facilities. All employees of Supplier contracted by Southwest who do not have current and complete background screening reports on file, including employees of Supplier of less than *** and those who have background screening in progress, may not have access to facilities or systems without an escort and oversight by Southwest. Southwest reserves the right to deny access to its facilities, property, or technology systems to Supplier’s Personnel who do not pass such background checks.

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ARTICLE IV

COMPENSATION, PAYMENT TERMS AND TAXES.

Section 4.01   Unless expressly modified in a Schedule, PO or SOW:

(a)      Supplier shall be paid according to the fees set forth in the applicable Schedule or as provided in any applicable PO or SOW with expenses reimbursed in accordance with Southwest’s Travel Policy attached hereto as Exhibit 1. The foregoing will be the entire compensation to be paid to Supplier and will be in full discharge of any and all liability in contract or otherwise with respect to all Services rendered by Supplier and Supplier’s Personnel.

(b)      All fees will be paid in U.S. dollars and delivered to Supplier’s principal place of business specified in the preamble of this Agreement.

(c)      All payment terms for undisputed amounts under this Agreement are due *** from Southwest’s receipt of Supplier’s invoice, and per Southwest’s Invoicing Instructions as set forth on Exhibit 3 attached hereto. In the event of a disputed invoice *** The parties shall in good faith attempt to resolve disputed amounts due under such invoices. In the case of a dispute concerning an invoice, the payment period as to such disputed amount shall be tolled until the dispute is resolved.

(d)      Taxes

(i)       Southwest shall pay and shall be liable for any federal, state or local sales or use taxes on ***. Southwest shall provide a Texas Direct Pay Exemption Certificate to Supplier. Applicable tax amounts (if any) are not included in the fees set forth in this Agreement or any SOW. Supplier shall pay and shall be liable for taxes based on Supplier’s net income or capital or any franchise taxes, margin taxes, gross receipts taxes, excess profit taxes or other taxes levied on Supplier’s business imposed by any federal, state or local government in connection with this Agreement. ***

(ii)      If a claim is made against Supplier for a Southwest tax liability, Supplier will promptly notify Southwest. If requested by Southwest in writing, Supplier will, at Southwest’s expense, take such action as Southwest may reasonably direct with respect to such asserted liability and will not pay such taxes except under protest. If payment is made, Supplier will *** If all or any part of any such taxes is refunded, Supplier will repay Southwest such part thereof as Southwest will have paid.

(iii)      Notwithstanding the above, Southwest will not be liable for any non-domestic taxes, fees, withholdings or similar payments imposed in connection with this Agreement. Southwest will also not be liable for domestic

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taxes, fees, withholdings or similar payments related to use of an unapproved international supplier. Southwest will be entitled to a full indemnity by Supplier of all taxes, charges, fees, withholdings, penalties, interest, attorney fees and all other related costs and expenses that are due and payable and that are incurred without Southwest’s (a) prior written approval of the international supplier, including receipt of all required documentation under Section 1441 - 1444 and 1471 - 1474 of the Internal Revenue Code of 1986, as amended, and any regulations thereunder; and (b) prior written approval of and knowledge of the amount to be billed.

Section 4.02   When any applicable governmental law, rule or regulation makes any payment by Southwest to Supplier prohibited or improper or requires the payment of a reduced fee, the portion of the fee so affected shall not be paid or if paid shall be refunded by Supplier to Southwest.

Section 4.03   Southwest shall be entitled at all times to set off any amount owing at any time from Supplier or its Affiliates (the “Supplier Group”) to Southwest or its Affiliates (the “Southwest Group”) against amounts owed by the Southwest Group to the Supplier Group in connection with this Agreement or any other agreement between Supplier and the Southwest Group.

Section 4.04   ***

Section 4.05   During the *** thereafter, the Supplier Group shall, (a) maintain and retain accurate business records, books, and account information relating to the Services purchased or licensed by Southwest under this Agreement, including records relating to shipping, billing, and payments, and (b) at Southwest’s request and without any additional charge, provide full and complete access during normal business hours to the offices, books, records, and account information of the Supplier Group and the Supplier Group’s accountants pertaining to Southwest’s account.

ARTICLE V

CONFIDENTIALITY.

Section 5.01   Each party and each party’s personnel, including Supplier’s Personnel, shall maintain in confidence and safeguard all Proprietary Information. “Proprietary Information” means information that is or has been disclosed to the Supplier Group by the Southwest Group or to the Southwest Group by the Supplier Group, as applicable (with the disclosing party referred to in this section as “Discloser” and the recipient or recipient’s personnel referred to in this Section 5.01 as “Recipient”): *** Notwithstanding the foregoing, Proprietary Information also includes, without limitation: ***

Section 5.02   Each party recognizes and acknowledges the confidential and proprietary nature of any Proprietary Information and acknowledges the irreparable harm that could result to

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the other party if it is disclosed to a third party or used for unauthorized purposes without Discloser’s prior written consent. Therefore, each party agrees, except as required by law:

(a)      to protect the confidentiality of Discloser’s Proprietary Information (including any notes, summaries, reports, analyses or other material derived by Recipient in whole or in part from the Proprietary Information in whatever form maintained (collectively, “Notes”));

(b)      to use the Proprietary Information and/or Notes only for the purposes of conducting business in a manner contemplated by this Agreement; and

(c)      to use the same degree of care as with its own confidential information, which shall be at least a reasonable standard of care, to prevent disclosure of the Proprietary Information and/or Notes, except to such party’s respective personnel to the extent necessary to permit them to perform the Services as set forth in this Agreement.

Section 5.03   Each party further agrees that prior to disclosing any Proprietary Information to such party’s personnel as set forth above, Recipient will advise such personnel of the confidential and proprietary nature of the Proprietary Information and Notes. In addition, Recipient may disclose Discloser’s Proprietary Information to its agents and contractors who provide services to Recipient, have a need to know such information and who are not competitors of Discloser. *** In any disclosure of Discloser’s Proprietary Information to agents and contractors *** (a) such agents and contractors are obligated to hold such information in confidence in accordance with the terms of this Article V and are only permitted to use such information for Recipient’s benefit and (b) Recipient shall be responsible for any breach of such confidentiality obligations by its agents and contractors.

Section 5.04   Supplier agrees to be responsible for any breach of this Agreement by the Supplier Group or Supplier’s Personnel. In addition to assuming responsibility for third party disclosures described in Section 5.03, Southwest agrees to be responsible for any breach of this Agreement by the Southwest Group or Southwest personnel. Supplier and Southwest each acknowledge that money damages would not be a sufficient remedy for any breach of this Article V. Accordingly, in the event of any such breach, in addition to any other remedies at law or in equity that Southwest or Supplier, as applicable, may have, such party shall be entitled to equitable relief, including injunctive relief or specific performance or both.

Section 5.05   Obligations in this Article V shall, with respect to each disclosure of Proprietary Information hereunder, survive the expiration or termination of this Agreement. Nothing herein is intended to limit or abridge the protection of trade secrets under applicable trade secrets law, and trade secrets shall be maintained as such until they fall into the public domain.

Section 5.06   Upon completion or termination of this Agreement or upon the request of Discloser, Recipient shall promptly: (a) return all Proprietary Information disclosed to it by Discloser; and (b) destroy (with such destruction certified in writing) all Notes, without retaining

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any copy thereof; provided, however neither party shall be required to return or destroy the Procedures Manual or any other Proprietary Information a party is required by applicable law or regulation to retain. No such termination of this Agreement or return or destruction of the Proprietary Information and/or Notes or continuing to hold such Proprietary Information and/or Notes will affect the confidentiality obligations of either party, all of which will continue in effect as provided in this Agreement.

Section 5.07   The Supplier Group will adhere to the Data Security Provisions set forth on Exhibit 4 attached hereto.

Section 5.08   Information Not Covered.   Notwithstanding the foregoing, the parties agree that Recipient’s obligations with respect to handling, disclosing, reproducing and using such Proprietary Information are not applicable to any portion(s) of the Proprietary Information which: (a) is or becomes generally available to the public other than as a result of disclosure by Recipient; (b) was available on a non-confidential basis prior to its disclosure to Recipient and Recipient can verify such availability by written documentation; (c) is or becomes available to Recipient on a non-confidential basis from a source other than Discloser when such source is not, to the best of Recipient’s knowledge after due inquiry, subject to a confidentiality obligation with respect to such information, or (d) was independently developed by Recipient, without reference to the Proprietary Information, and Recipient can verify the development of such information by written documentation.

Section 5.09   No Compensation.   Each party’s Proprietary Information disclosed to the other party shall be deemed to have been disclosed without charge to, or financial obligation on the part of, the other party, and the other party shall have the right to use and disclose such Proprietary Information and/or Notes as permitted under, and in accordance with, this Article V without any compensation to be paid to the disclosing party.

Section 5.10   Publicity.   In addition to the other confidentiality obligations under this Agreement, the Supplier Group, including any Supplier Personnel, shall not make any announcement, request any recommendations or referrals, take or release any photographs (except for its internal operation purposes for performing the Services) or release any information concerning this Agreement or any part thereof or with respect to its business relationship with Southwest to any member of the public or press, any business entity or official body (including its marketing materials and advertising) except as required by applicable law, rule, injunction or administrative order, unless prior written consent is obtained from a *** Notwithstanding the foregoing, Supplier may publicly acknowledge Southwest is a customer of the Supplier Group in its public securities filings. If Supplier determines it is obligated by law or a governmental authority to make any such announcement or release, Supplier shall promptly notify Southwest and cooperate with Southwest to ensure that suitable confidentiality obligations are afforded such information.

Section 5.11   System Monitoring.   Supplier agrees that Southwest may, at any time, without further consent, access and monitor any usage by the Supplier Group or Supplier’s

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Personnel of any Southwest information, systems and resources, including, without limitation: computers, computer software, electronic mail, online services, voicemail, facsimile machines, telephones and photocopiers.

ARTICLE VII

NTELLECTUAL PROPERTY.

Section 6.01   For purposes of this Agreement, “Intellectual Property” means all intellectual property and proprietary rights, including, without limitation, ***

Section 6.02   Southwest Property.

(a)      “Southwest Property” means: ***

(b)      Supplier acknowledges that Southwest claims and reserves all rights and benefits afforded under federal and international intellectual property laws in all Southwest Property hereunder and that Supplier is granted only a limited right of use of such Southwest Property as set forth in this Agreement.

(c)      Assignment and Recordation of Southwest Property. Supplier agrees that:

(1)      All *** included in Southwest Property shall *** and Southwest shall own all right, title and interest *** in and to such materials;

(2)      The Supplier Group hereby assigns and agrees to assign to Southwest all of *** (collectively referred to herein as “IP Rights”);

(3)      Supplier and Supplier’s successors in interest will, at Southwest’s request and without further consideration, communicate to Southwest any facts known to them respecting Southwest Property, and testify in any legal proceedings, make all rightful oaths, sign all lawful papers and other instruments and generally do everything possible for title to the IP Rights in the Southwest Property to be clearly and exclusively held by Southwest; and

(4)      Supplier agrees that neither the Supplier Group nor any Supplier Personnel will ***

(d)      The Supplier Group will reproduce the following statement on any Southwest Property provided hereunder: ***

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Section 6.03   Supplier’s Property.   Notwithstanding the terms set forth in Section 6.02(c), Intellectual Property (“Supplier’s Reserved Intellectual Property”) on Exhibit 5 attached hereto, shall ***

Section 6.04   Third Party Intellectual Property.   Except for the items set forth on Exhibit 5, Supplier shall not, without first providing evidence to Southwest that Southwest’s use of Third Party Intellectual Property (defined below) has been consented to by the owner or licensor of such Third Party Intellectual Property and then obtaining the written authorization of a Vice President of Southwest or an attorney in Southwest’s General Counsel Department *** If Southwest provides such written authorization, Supplier shall, in the absence of written agreement to the contrary, provide ***

Section 6.05   New Technologies.

(a)      Supplier acknowledges Southwest’s substantial interest in state-of-the-art services, technologies, software, equipment, processes and methodologies that offer improved quality and performance of, and more efficient and cost-effective ways to perform, receive and/or use, services that are the same as or similar to the Services (collectively, “New Technologies”). Southwest and Supplier shall *** At Southwest’s request, the Supplier Group shall ***

(b)      To supplement the identification of New Technologies, the Supplier Group shall implement *** Supplier will facilitate two (2) innovation sessions annually or as mutually agreed by the parties.

(c)      Throughout the Term, the Supplier Group shall use commercially reasonable efforts to *** The Supplier Group’s continual service improvement program will include performance reports, problem register and an action plan to keep pace with proven New Technologies.

(d)      The Supplier Group shall offer Southwest *** If the Supplier Group implements any New Technology with respect to ***

Section 6.06   Escrow of Code.   To the extent that any Products or deliverables provided by Supplier under this Agreement include software, upon Southwest’s request, Supplier agrees to deposit in escrow: (a) with an escrow agent designated by Southwest and (b) pursuant to a mutually agreed upon written escrow agreement *** (“Materials”). Southwest agrees to pay any amount necessary to create such escrow account and/or any related deposit fees. The escrow agreement shall provide, among other things, that *** Southwest is hereby granted ***

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ARTICLE VII

PERSONAL DATA PROVIDED TO SUPPLIER.

Section 7.01   “Southwest Personal Data” includes: (a) Personal Data (defined below) obtained by the Supplier Group from Southwest; (b) Personal Data (from whatever source) being “Processed” by the Supplier Group on behalf of Southwest; and (c) Personal Data (from whatever source) pertaining to Southwest personnel. For purposes of this Agreement, “Personal Data” means any information or data capable of personally identifying an individual, including, but not limited to (i) names, (ii) addresses, (iii) occupations, (iv) contacts, (v) email addresses, (vi) account numbers, (vii) pins and/or passwords, (viii) credit card types, numbers and expiration dates, (ix) dates of birth, (x) social security numbers, (xi) driver’s license numbers and (xii) other personal details that could reasonably identify a person.

Section 7.02   “Processing” of Personal Data shall mean and include any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collection, recording, accessing, retrieval, use, organization, storage, adaptation or alteration, consultation, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

Section 7.03   In the event that the Supplier Group accesses or otherwise Processes any Southwest Personal Data during the Supplier Group’s performance of this Agreement, the Supplier Group shall comply with the following obligations regarding Southwest Personal Data:

(a)      The Supplier Group shall ***

(b)      The Supplier Group undertakes to *** The Supplier Group and Supplier’s Personnel shall Process Southwest Personal Data only on a ***

(c)      The Supplier Group shall implement *** in order to prevent, among other things: *** The security measures taken by the Supplier Group shall be in compliance with all applicable data protection regulations and shall be commensurate with the risks represented by the Processing and the nature of the Southwest Personal Data to be Processed, taking into consideration the state of the art security measures available to protect such data and the implementation costs of such measures. ***

(d)      Supplier shall implement all measures necessary to ensure compliance by Supplier’s Personnel with *** Southwest may also require Supplier to ***

(e)      The Supplier Group shall comply with (i) all applicable laws and regulations on Personal Data protection, (ii) all applicable privacy policies, and (iii) the Data Security Provisions set forth on Exhibit 4. In particular, if during the performance of this Agreement, the Supplier Group obtains Southwest Personal Data directly from individuals to whom such data pertains (“Data Subjects”), Supplier shall provide such Data Subjects with the information required by applicable privacy policies, law and

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regulation and when necessary, obtain the Data Subjects’ consent to acquire such information. However, prior to obtaining such consent from the Data Subjects, other than Supplier’s employees or subcontractors, Supplier must obtain Southwest’s written approval of the information and consent language to be used by the Supplier Group to gather such Southwest Personal Data from the Data Subjects. Failure by the Supplier Group to comply with any obligations relating to Southwest Personal Data or Personal Data set forth in this Agreement is considered a material breach of this Agreement.

(f)      Supplier shall delete any Southwest Personal Data within *** of when such Southwest Personal Data is no longer required in order for Supplier to provide the Services.

(g)      Southwest may conduct at any time, subject to a prior written notice to Supplier, an onsite verification of Supplier’s compliance with obligations relating to Southwest Personal Data, even after the termination of this Agreement. The Supplier Group shall provide access to all applicable facilities, equipment and records in order to conduct such verification.

(h)      Upon termination of this Agreement or upon Southwest’s request, for whatever reason, the Supplier Group shall stop any processing of Southwest Personal Data and shall return to Southwest any copy and/or reproduction thereof. These obligations regarding Southwest Personal Data shall remain in full force even after termination of this Agreement for whatever reason.

Section 7.04   To the extent any unauthorized disclosure of or access to Southwest Personal Data is attributable to a breach by Supplier of Supplier’s obligations under this Agreement, Supplier shall ***

ARTICLE VIII

PHYSICAL PROPERTY; INSTALLATION.

Section 8.01   Southwest’s Personal Property.    Unless otherwise agreed to in writing, all tools, equipment or material furnished to the Supplier Group or specially paid for by Southwest, including, but not limited to, Southwest Software and any related items, and any replacement thereof, or any materials affixed or attached thereto, shall be and remain Southwest’s personal property. Such property shall be plainly marked as Southwest’s property and shall be safely stored separate and apart from Supplier’s property. The Supplier Group shall not substitute any Southwest property without Southwest’s written approval. Such property, while in Supplier’s custody or control, shall be held at Supplier’s risk, shall be kept insured by Supplier at Supplier’s expense in an amount equal to the replacement cost with loss payable to Southwest and shall be subject to removal at Southwest’s written request, in which event Supplier shall prepare such property for shipment and shall redeliver the same to Southwest in

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the same condition as originally received by the Supplier Group, reasonable wear and tear excepted, all at Supplier’s expense.

Section 8.02   No Purchase Money Security Interest.    Southwest will not grant the Supplier Group, and the Supplier Group shall not otherwise obtain, any purchase money security interest in the Services, goods or other materials sold or transferred to Southwest.

Section 8.03   *** Supplier will provide Southwest with at least one set of *** made available by Supplier or the original equipment manufacturer, which is *** Whenever an original equipment manufacturer makes available to and notifies Supplier of any *** For purposes of this Agreement ***

Section 8.04   Installation.    Deliverables generally considered, or specifically set forth in the applicable Schedule, PO or SOW as “user installable,” will be installed by Southwest with Supplier’s oversight (if requested by Southwest) and in accordance with the reasonable installation instructions furnished by Supplier and/or the original equipment manufacturer. Deliverables that are generally not “user installable” shall be installed by Supplier, as agreed in an applicable Schedule, PO or SOW. To the extent required to install a deliverable, Supplier will provide qualified labor, and all materials, equipment, tools, and services, including all temporary structures, scaffolds, hoists, fuels, expendable supplies, and other facilities, and do all things necessary for proper installation. Prior to commencement of any installation services performed by Supplier, Supplier will obtain any permits required for the installation of the deliverable on Southwest’s aircraft or at a Southwest facility.

ARTICLE IX

INSPECTIONS, TESTING AND ACCEPTANCE AND SHIPPING.

Section 9.01   Testing.    All Services shall be subject to inspection and testing by Southwest at all times and places. Supplier must follow coding and testing standards and must pass quality assurance standards provided by Southwest.

Section 9.02   Inspection.    Supplier shall provide and maintain an inspection and process control system acceptable to Southwest covering any Services provided hereunder. Records of all inspection work by Supplier shall be kept complete and made available to Southwest during the Term and for a period of *** Without any additional charge, Supplier will: (a) allow representatives of Southwest access to the facilities involved in performing this Agreement in order to assess: (i) work quality; (ii) conformance with Southwest’s specifications; and (iii) conformance with Supplier’s representations, warranties, certifications and covenants in this Agreement; and (b) provide all reasonable assistance for the safety and convenience of the inspectors in the performance of their duties.

Section 9.03   Acceptance/Rejection.

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(a)      Unless otherwise set forth in the applicable Schedule, PO and/or SOW, Southwest will perform the Acceptance Tests (defined below in Section 9.03(d)) within *** from Supplier’s initial delivery of the Services (“Supplier Services Acceptance Period”). The Service is deemed accepted if: *** Based on the above, if Southwest does not Accept any Service or errors are made through no fault of Southwest, Southwest shall so notify Supplier and Supplier shall *** within a mutually agreed upon time period. Supplier shall *** If Supplier is unable to correct the deficiencies within the designated time period, Southwest may, at its option *** In addition, except for items subject to a specific Service Level in a Schedule, PO or SOW, if Supplier is unable to correct the deficiencies within the designated time period, Supplier shall ***

(b)      Southwest’s Acceptance of any Product shall be without prejudice to Southwest’s remedies provided in this Agreement or by law for any breach of warranty that may subsequently occur or be discovered.

(c)      For purposes of this Agreement, “Acceptance” means ***

(d)      For purposes of this Agreement, “Acceptance Test(s)” means those tests conducted by Southwest which are intended to determine if the Services conform to the specifications expressly set forth in the Procedures Manual and the applicable Schedule, PO and/or SOW, and meet any other criteria mutually agreed upon by Southwest and Supplier to determine Southwest’s Acceptance of the Services. If no acceptance criteria are specified in a SOW, the acceptance criteria shall be based on ***

Section 9.04   Shipping Policy.    Supplier agrees to follow Southwest’s Shipping Policy as set forth on Exhibit 2 attached hereto.

ARTICLE X

WARRANTIES.

Section 10.01   Supplier warrants that:

(a)      Equipment ordered by Southwest from the Supplier Group on or following the Effective Date (“Post Effective Date Equipment Orders”) will be ***

(b)      Equipment ordered by Southwest from the Supplier Group prior to the Effective Date (“Pre Effective Date Equipment Orders”) was manufactured in accordance with the warranty terms set forth ***

(c)      Services will be performed in a competent and professional manner in accordance with the highest standards and best practices of Supplier’s industry;

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(d)        All Services sold will be free *** that result in *** and Supplier will convey clear title to Southwest for Equipment and other items which are identified on the applicable Schedule, Purchase Order and SOW as property of Southwest;

(e)        The Supplier Group has the experience and is qualified to perform the tasks involved with providing the Services in an efficient and timely manner. Supplier acknowledges Southwest is relying on Supplier’s representation of the Supplier Group’s experience and expertise, and that any substantial misrepresentation may result in damage to Southwest; and

(f)        All Products will be of merchantable quality, free from all defects in design, workmanship and material and will be fit for use in ***

Section 10.02 With respect to Pre Effective Date Equipment Orders, the Supplier warranties *** With respect to Post Effective Date Equipment Orders, the warranties *** In addition, *** GEE agrees to develop an obsolescence plan for the total in service fleet at such time and expected in service fleet during *** which plan shall address *** purchase obligations and *** to the Equipment. The parties shall meet at least annually to discuss future technical needs with regards to *** If any of the Services (excluding Equipment ) under this Agreement are found to be defective during the warranty period, then in addition to other rights, remedies and choices it may have under this Agreement or at law or equity, Southwest, at its option and sole discretion, and at Supplier’s expense may *** Any attempt by Supplier to limit, disclaim or restrict any such warranties or any remedies of Southwest, by acknowledgment or otherwise, in accepting or performing this Agreement, shall be null, void and ineffective without Southwest’s written consent.

ARTICLE XI

INDEMNITY AND INSURANCE.

Section 11.01 General.    Supplier shall take all necessary precautions to prevent the occurrence of any injury to persons, property or the environment during the performance of Services and ensure that Supplier’s Personnel neither pose a threat to Southwest’s safe work environment nor the integrity of Southwest’s business operations. Supplier shall release, defend, hold harmless and indemnify Southwest, its directors, officers, employees, agents, representatives, successors and assigns against any and all suits, actions or proceedings, at law or in equity, and from any and all Losses, arising out of or relating to (a) bodily injury (including death) or damage to or loss of property to the extent that it results from or arises out of the intentional or negligent act or omission of the Supplier Group or agents, subcontractors, or employees of the Supplier Group, (b) a breach of any representation, warranty, or obligations of Supplier under this Agreement, and/or (c) the Supplier Group’s misuse or misappropriation of Southwest’s Proprietary Information. In addition, Supplier shall indemnify, defend and hold Southwest harmless from and against any Losses arising out of or in connection with any employment claims, i.e., workers compensation, harassment or discrimination claims, or

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breaches of Sections 5.01 or 5.07, Article XIV or Article XV hereto by Supplier or Supplier’s Personnel. Supplier agrees to include this Section 11.01 in all related subcontracts entered into on or after the Effective Date. Supplier further agrees to indemnify Southwest for any attorneys’ fees or other costs Southwest incurs in the event that Southwest has to file a lawsuit to enforce any indemnity or additional insured provisions of this Agreement.

Section 11.02 Intellectual Property.    Supplier shall indemnify, defend and hold Southwest harmless from any suit or proceeding brought against Southwest based on any claim that any Services, systems, article or apparatus, or any part thereof constituting Services furnished under this Agreement, as well as any device or process necessarily resulting from the use thereof, constitutes a violation of any law, rule, or regulation or an infringement of any patent, copyright or other Intellectual Property right in the United States of America or other jurisdiction Southwest operates commercial service as of the Effective Date and in the future. If notified promptly in writing and given authority, information and assistance, at Supplier’s expense, for the defense of same, Supplier shall pay all damages, costs and expenses incurred or awarded therein, including, but not limited to, reasonable attorneys’ fees. If use of any systems, article, apparatus, part, device, process, Service is enjoined, Supplier shall, at its own expense and in the following order, subject to commercial practicality, either: (a) procure for Southwest the right to continue using such Service, system, article or apparatus, part, device or process; (b) replace the same with a non-infringing equivalent (such modifications or replacement shall be functionally equivalent to the original and meet all applicable specifications) and make any modifications to any other Services necessitated by such replacement or modification. Supplier’s obligations under this Section 11.02 will not apply to the extent that the claim or adverse final judgment is finally determined by a court of competent jurisdiction to be caused by (i) use of the Service in breach of this Agreement, if such infringement or misappropriation would not have occurred but for such breach, (ii) use of the Service in combination with other products not supplied or recommended by Supplier or specified by Supplier as being compatible with the Service, if such infringement or misappropriation would not have occurred but for such combined use; (iii) Southwest materially altering the Service (other than at Supplier’s direction), if such infringement or misappropriation would not have occurred but for such alteration; or (iv) Southwest’s use of a Service for a purpose not contemplated by this Agreement, if such infringement or misappropriation would not have occurred but for such use.

Section 11.03 In the event of a claim by a third party subject to this Article, Southwest or its legal representative shall promptly notify Supplier in writing of any such claim or lawsuit arising out of or in connection with the Services to be provided hereunder and forward all related documents to Supplier. No failure to so notify Supplier shall relieve Supplier of its obligations hereunder except to the extent that it can demonstrate damages or prejudice attributable to such failure. Supplier shall then defend the case and shall control the defense of the case at its own expense using counsel reasonably acceptable to Southwest; however, Southwest reserves the right to be represented by counsel at Southwest’s expense at any proceeding or settlement discussions related thereto. Supplier may only settle any claim subject to indemnification hereunder without Southwest’s written consent if such settlement (A) includes a release of all covered claims pending against Southwest; (B) contains no admission of liability or wrongdoing by Southwest; and (C) does not impose any obligations upon Southwest other than an obligation to stop using any infringing items.

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Section 11.04 Insurance Coverage.    During the Term, Supplier shall, at its own cost, obtain and keep in force for the benefit of Supplier and Southwest all insurance/and or bonds required by law and the following insurance to be issued by insurance carriers with a minimum rating in A.M. Best of A:VIII or better with minimum limits as set forth below:

(a)      Worker’s Compensation and Employers Liability Insurance per statutory requirements;

(b)      Employer’s Liability of not less than ***

(c)      Aviation Products Liability Insurance in an amount of ***

(d)      Grounding Liability Insurance in an amount of ***

(e)      Non-Aviation Commercial General Liability Insurance with minimum limits for Bodily Injury and Property Damage on an occurrence basis of ***

(f)      Business Automobile Liability Insurance covering all vehicles used in connection with the work and covering Bodily Injury and Property Damage with a minimum limit equal to ***

(g)      Professional Errors and Omissions Insurance covering the activities of Supplier written on a “claims made” basis with a minimum limit equal to ***

(h)      Cyber Insurance (a/k/a Security and Privacy Liability Insurance) in an amount *** in each case per claim and in the aggregate for the policy period indicating, without limitation, defense costs, damages, crisis management, forensic and investigative expenses and settlements arising out of any security breach or privacy violation, including, without limitation, those arising out of any act, error, or omission in the collection, handling, and disclosure of Confidential Information and Data.

(i)      Nothing in this Article XI shall be deemed to limit Supplier’s liability to the amounts stated above or to limit any coverage of Supplier’s insurance policies.

Section 11.05 Additional Insurance Requirements.

(a)      Southwest shall be named as additional insured under the policies of insurance set forth in Section 11.04 above for any and all purposes arising out of or connected to the Services.

(b)      It is the intent of both parties to this Agreement that all insurance purchased by Supplier in compliance with this Agreement will be primary to any other insurance owned, secured, or in place by Southwest, and Southwest’s insurance shall not

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be called upon by Supplier’s insurer to contribute in any way. Supplier shall secure endorsements to this effect from all insurers of such policies.

(c)       At Southwest’s request, Supplier shall furnish Southwest with certificates of insurance and with copies of original endorsements effecting coverage required by this Article XI. The certificates and endorsements shall identify Southwest as an additional insured and shall be signed by a person authorized by Supplier’s insurer to bind coverage on such insurer’s behalf. Southwest reserves the right to require complete, certified copies of all required insurance policies at any time. Such insurance certificates and notices of modification or termination shall be sent via email to INSURANCE@WNCO.COM (do not mail paper insurance certificates). For purposes of naming Southwest as additional insured, Supplier shall use Southwest’s address as set forth in Article XXI.

(d)       All policies provided for herein shall expressly provide that such policies shall not be canceled, terminated or altered without *** prior written notice to Southwest.

(e)       All insurance specified in this Article XI shall contain a waiver of subrogation in favor of Southwest, its Affiliates and their respective employees for all Losses covered by the insurance required by this Article XI.

ARTICLE XII

RELATIONSHIP OF THE PARTIES; ASSIGNMENT AND SUBCONTRACTING.

Section 12.01 Supplier is an independent contractor to Southwest. Supplier’s Personnel are neither employees of Southwest nor eligible for participation in any Southwest employee benefit programs. The performance of Services by Supplier and receipt of payments shall have no effect on any payments or benefits that any of Supplier’s Personnel is now or may later become entitled to as a result of past employment by Southwest.

Section 12.02 Neither Supplier’s Personnel, Supplier nor its agents, subsidiaries, affiliates and employees are in any way the legal representatives or agents of Southwest and shall not have any right or authority to assume or create any obligation of any kind expressed or implied in the name of or on behalf of Southwest.

Section 12.03 This Agreement and any rights hereunder (except where expressly provided in a signed writing to the contrary) are non-exclusive and non-assignable except as otherwise set forth herein. Any assignment by one party without the prior written consent of the other party shall be void, provided that either party may assign or transfer its rights and obligations under this Agreement to any Affiliate upon written notice to the other party. Supplier shall not, without the written consent of Southwest, delegate the performance of its obligations under this Agreement to any firm or person (other than an Affiliate, principal, officer or regular employee of Supplier). Notwithstanding the above, upon written notification to the other party, either party may assign this Agreement to any entity that acquires all of (or substantially all of)

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the assets or voting stock of such party; provided, however, Southwest shall have the right *** to terminate this Agreement *** if *** Notwithstanding anything to the contrary, Supplier acknowledges and agrees that (a) this is not a requirements contract and Southwest shall not be required to obtain its requirements for any of the Services from Supplier and (b) Supplier is not the exclusive provider to Southwest of any of the Services and Southwest may at any time itself or through any third party provide or obtain any of the Services.

Section 12.04 Supplier may not subcontract or delegate any Services without Southwest’s prior written consent.

ARTICLE XIII

DISPUTE RESOLUTION; GOVERNING LAW; VENUE.

Section 13.01 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between representatives of each party who have authority to settle the controversy. The complaining party (the “Complaining Party”) may initiate dispute resolution procedures by sending written notice (the “Initial Notice”) to the other party (the “Receiving Party”) specifically stating the Complaining Party’s claim and requesting dispute resolution in accordance with this Section 13.01. Within *** after delivery of the Initial Notice, the Receiving Party shall submit to the Complaining Party a written response. The Initial Notice and response shall include (a) a statement of that party’s position and a summary of arguments supporting that position, and (b) the name and title of the party’s representative(s) who will represent that party. Within *** after delivery of the Initial Notice, the representatives of both parties shall meet at a mutually acceptable time and place (which meeting may be by teleconference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this Section 13.01 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Any dispute arising out of or relating to the Agreement which has not been resolved by negotiation between such representatives within *** after delivery of the Initial Notice shall be finally resolved pursuant to Section 13.02.

Section 13.02 EACH PARTY’S RIGHTS AND OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, U.S.A. EXCLUDING ITS CONFLICT OF LAWS RULES. THE PARTIES HEREBY SUBMIT TO EXCLUSIVE JURISDICTION AND VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS. ALL PARTIES AND THEIR SUCCESSORS WAIVE A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS.

Section 13.03 Disclaimer of UCITA.     TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES DISCLAIM AND NONE OF

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THIS AGREEMENT SHALL BE SUBJECT TO THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT (“UCITA”) (PREPARED BY THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS) AS CURRENTLY ENACTED OR AS MAY BE ENACTED, CODIFIED OR AMENDED FROM TIME TO TIME BY ANY JURISDICTION. TO THE EXTENT THAT ANY ASPECT OF THIS AGREEMENT OR ANY LICENSE GRANTED UNDER THIS AGREEMENT IS UNCLEAR OR DISPUTED BY THE PARTIES AND UCITA, IF APPLIED, WOULD CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE, THE PARTIES AGREE TO CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE INDEPENDENTLY OF UCITA BY APPLYING THE INTENT OF THE PARTIES AT THE TIME THAT THEY ENTERED THIS AGREEMENT.

ARTICLE XIV

COMPLIANCE WITH LAWS.

Supplier represents, warrants, certifies and covenants that:

Section 14.01 It will comply with all applicable laws, including, but not limited to, any national, international, federal, state, provincial or local law, treaty, convention, protocol, common law, regulation directive or ordinance and all lawful orders, including judicial orders, rules and regulations issued thereunder, including, without limitation, those dealing with the environment, health and safety, records retention and/or the transportation or storage of “hazardous materials”. As used in this Agreement, the term “hazardous materials” shall mean any substance or material defined as a “hazardous material,” “hazardous substance” or “dangerous good” under 49 CFR § 171.8 or any other applicable requirement of any entity with jurisdiction over the activities, goods or services, which are subject to this Agreement;

Section 14.02 No Services supplied under this Agreement have been or will be produced utilizing forced, indentured or convict labor or utilizing the labor of persons in violation of the minimum working age law in the country of manufacture or in any country in which the Services are provided or in violation of minimum wage, hour of service or overtime laws in the country of manufacture or any country in which Services are provided. If any such labor is determined by Southwest to have been used, Southwest shall have the right to immediately terminate this Agreement without further compensation to Supplier;

Section 14.03 Supplier represents that any Services provided hereunder will be provided in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended, including Section 12(a) thereof;

Section 14.04 Supplier certifies that it is in compliance with the requirements for non-segregated facilities set forth in 41 C.F.R. Chapter 60 1.8;

Section 14.05 Supplier certifies that the Services shall at all times be supplied in compliance with the requirements for accessibility set forth in 14 C.F.R. Part 382 and any Department of Transportation or FAA regulation, directive or ordinance related thereto;

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Section 14.06 Supplier and Supplier’s Personnel agree to comply fully with the import and export control laws and regulations of the United States Government. No information, technical data, software or Services, including any deliverables, will be exported or re-exported except as permitted by U.S. law and regulation and with Southwest’s written approval;

Section 14.07 Supplier shall comply with all laws dealing with improper or illegal payments, gifts and gratuities, and Supplier agrees not to pay, promise to pay or authorize the payment of any money or anything of value, directly or indirectly, to any person for the purpose of illegally or improperly inducing a decision or obtaining or retaining business in connection with this Agreement;

Section 14.08 Supplier agrees that if the Services it provides will have a material impact on Southwest’s ability to report financial information in an accurate and timely manner, that Supplier will certify and ensure that it is in compliance with Section 404 of the Sarbanes Oxley Act of 2002 and that Supplier will supply to Southwest, in a manner specified by Southwest, documents attesting that Supplier has in place controls that are effective and have been tested by a third party, such as an outside auditor, that monitor and ensure compliance with Section 404 of the Sarbanes Oxley Act of 2002;

Section 14.09 Supplier shall obtain, maintain and comply with all required governmental and third party authorizations, consents, approvals *** permits, licenses and registrations (collectively, “Required Consents”) as necessary for *** Supplier shall pay any fees and expenses (such as transfer or renewal fees) required to obtain and maintain each Required Consent. If a Required Consent is not obtained by the applicable date therefor, Supplier shall use commercially reasonable efforts to explore and adopt, subject to Southwest’s prior approval, such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent. If such an alternative approach is required for a period longer than *** following the applicable date for obtaining such Required Consent, and if such alternative approach delays, interrupts or disrupts Southwest’s business or operations, then Southwest may, at its option and in its sole discretion ***

Section 14.10 Supplier further agrees to provide, at Southwest’s request, certificates relating to any applicable legal requirements or to update any and all of the certifications, representations and warranties under this Agreement, in form and substance satisfactory to Southwest.

ARTICLE XV

ENVIRONMENTAL HEALTH, SAFETY AND EQUAL OPPORTUNITY.

Supplier represents, warrants and certifies that:

Section 15.01 It will take appropriate actions necessary to protect health, safety and the environment, including, without limitation, in the workplace and during transport;

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Section 15.02 Each chemical substance constituting or contained in goods sold or otherwise transferred to Southwest is listed on: (i) the Toxic Substances Control Act (“TSCA”; 15 USC § 2601, et seq.), otherwise known as the TSCA Inventory, or exempted from such list under 40 CFR § 720.30 38; (ii) the Federal Hazardous Substances Act (P.L. 92 516) as amended; (iii) the European Inventory of Existing Commercial Chemical Substances (“EINECS”) as amended; (iv) the European List of Notified Chemical Substances (“ELINCS”) and lawful standards and regulations thereunder; or (v) any equivalent lists in any other jurisdiction to or through which Southwest informs Supplier the Services will likely be performed or the deliverables, goods or other materials are likely to be shipped;

Section 15.03 Goods sold or transferred to Southwest will not include: (i) any chemical substance prohibited pursuant to Section 6 of the TSCA; (ii) any of the following chemicals: arsenic, asbestos, benzene, beryllium, carbon tetrachloride, cyanide, lead or lead compounds, cadmium or cadmium compounds, hexavalent chromium, mercury or mercury compounds, trichloroethylene, tetrachloroethylene, methyl chloroform, polychlorinated biphenyl (“PCB”), polybrominated biphenyls (“PBB”), polybrominated diphenyl ethers (“PBDE”); (iii) designated ozone depleting chemicals as restricted under the Montreal Protocol (including, without limitation 111 trichloroethane, carbon tetrachloride, Halon 1211, 1301 and 2402, and chlorofluorocarbons (“CFCs”) 11 13, 111 115, 211 217), unless Southwest agrees in writing; or (iv) any other chemical the use of which is restricted in any other jurisdiction to or through which Southwest informs Supplier the Services are likely to be performed or the deliverables, goods or other materials are likely to be shipped, unless Southwest expressly agrees in writing; and

Section 15.04 If any deliverables, goods or other materials sold or transferred to Southwest contain hazardous materials, Supplier shall provide all relevant information required pursuant to applicable requirements, such as: (i) the Occupational Safety and Health Act (“OSHA”) regulations 29 C.F.R. § 1910.1200, including a completed Material Safety Data Sheet (OSHA Form 20) and mandated labeling information and (ii) any similar requirements in any other jurisdictions to or through which Southwest informs Supplier the Services will be performed or the deliverables, goods or other materials are likely to be shipped.

Section 15.05 Equal Opportunity; Supplier Diversity; Small Business Concerns.

(a)      It is the policy of Southwest to administer all company actions and procedures without regard to race, color, religion, sex or national origin. Supplier agrees that, as applicable, it will abide by the requirements of 41 CFR 60-1.4(a), 41 CFR 60-300.5(a) and 41 CFR 60-741.5(a) and that these laws are incorporated herein by reference. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity or national origin. These regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

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(b) Southwest supports diversity throughout its business and requires Supplier to support diversity through the use of qualified Small Business Concerns in providing services or deliverables to or on behalf of Southwest under this Agreement. Supplier hereby agrees to carry out this policy in the awarding of subcontracts, if any, to the fullest extent consistent with efficient contract performance. Supplier further agrees to reasonably cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or other United States agency as may be necessary to determine the extent of Supplier’s compliance with this Section 15.05. Southwest expects Supplier to carry out this policy in the awarding of subcontracts, if any, in connection with this Agreement and to establish procedures to ensure the timely payment of amounts due pursuant to the terms of such subcontracts with Small Business Concerns. If the Services or deliverables provided pursuant to this Agreement are other than commercial components or commercial items, as those terms are defined at 48 C.F.R. 2.101, Supplier shall comply with the applicable requirements of Federal Acquisition Regulation (“FAR”) Clause 52.219-8 [“Utilization of Small Business Concerns”] in all subcontracts over $150,000 that offer further subcontracting opportunities. Further, if the Services or deliverables provided pursuant to this Agreement are other than commercial components or commercial items, as those terms are defined at 48 C.F.R. 2.101, and the value of such goods and services exceeds $700,000 ($1,500,000 for construction contracts for public facilities), Supplier (unless itself a Small Business Concern) shall adopt a small business subcontracting plan that complies with the requirements of FAR Clause 52.219-9, “Small Business Subcontracting Plan.” If the value of the Services provided pursuant to this Agreement is equal to or greater than $100,000, Supplier shall comply with the applicable requirements of FAR Standard Clause 52.222-35, 48 C.F.R. 52.222-35, “Equal Opportunity for Veterans.” If the value of the Services provided pursuant to this Agreement exceeds $15,000, Supplier shall comply with the applicable requirements of FAR Standard Clause 52.222-36, 48 C.F.R. 52.222-36, “Affirmative Action for Workers with Disabilities.”

(c)          Therefore, Supplier agrees to report to Southwest on a quarterly basis, information sufficient to demonstrate Supplier’s compliance with this Section 15.05, which may include, but not be limited to, the following information:

(i)          Identification by name and address of each Small Business Concern that is a supplier to or a subcontractor of Supplier.

(ii)          Percentage of the performance of the Services that is or will be provided by Small Business Concerns.

(iii)          Specific Services that Small Business Concerns will provide or support.

(iv)          Total number of Small Business Concerns and Supplier’s total annual spend (in U.S. Dollars) with Small Business Concerns in support of Supplier’s general business operations.

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ARTICLE XVI

CONFLICT OF INTEREST; SOUTHWEST POLICIES.

Section 16.01 Supplier represents and warrants that: (a) it has no conflict of interest which would prevent Supplier from acting in the best interests of Southwest and that such a situation will not exist during the Term; (b) it has not entered into any contract or agreement, or executed any document whatsoever, that will in any manner prevent it from: (i) giving Southwest the exclusive benefit of services under this Agreement; (ii) disclosing and assigning ideas, inventions, computer software, trade secrets and other Intellectual Property as provided in Section 6.02(c) of this Agreement; or (iii) performing any other provision of this Agreement; (c) it will not enter into any contract or agreement, or execute any document, which will create a conflict of interest or which will prevent it from freely performing any provision of this Agreement; and (d) it will not knowingly incorporate confidential information of any person or entity not a party to this Agreement into any Services or deliverables furnished to Southwest without prior written notice to Southwest.

Section 16.02 Supplier agrees that neither it nor any of Supplier’s Personnel shall communicate in any manner with: (a) any officer or employee of any Federal agency of the U.S. for or on behalf of Southwest with respect to any contract or federal procurement; or (b) any member of Congress or any employee of a member of Congress for or on behalf of Southwest with respect to any matter.

ARTICLE XVII

EXPIRATION, TERMINATION AND SUSPENSION.

Section 17.01 Expiration.    This Agreement shall automatically expire at the end of the Term unless specifically renewed prior thereto by mutual written consent by the parties.

Section 17.02 Termination by Mutual Agreement.    This Agreement and any Exhibit, Schedule, PO or SOW hereunder may be terminated before the end of the Term by mutual written consent of the parties.

Section 17.03 Termination for Convenience.    Southwest may terminate any Exhibit, Schedule, PO or SOW (or portion thereof) hereunder on the terms for each such Exhibit, Schedule, PO or SOW as set forth therein.

Section 17.04 Termination for Insolvency.    If Supplier ceases to conduct its operations in the normal course of business, including any inability to meet its obligations as they mature, if any proceeding under the bankruptcy or insolvency laws is brought by or against Supplier, if a receiver is appointed or applied for, or if an assignment for the benefit of creditors is made by Supplier, Southwest may terminate all or any part of this Agreement without liability, except for Services performed or deliverables delivered prior to termination or for deliverables covered by this Agreement then completed and later delivered in accordance with the terms of this Agreement.

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Section 17.05 Termination for Default.    Time is of the essence in this Agreement. Southwest may, by written notice of default, terminate this Agreement if any one of the following circumstances occurs with respect to the Services provided by Supplier to Southwest hereunder, and, in addition to the foregoing, Southwest may terminate a particular Service (as described on a Schedule, PO or SOW to this Agreement) in the event any of the following apply to such Service:

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Such termination shall become effective if Supplier does not cure such failure within a period of thirty (30) days or such longer period as Southwest may authorize in writing. Notwithstanding the foregoing, in the event a product or service supplied under this Agreement is subject to a service level and associated service level credit or other remedy, the receipt of that credit or remedy by Southwest for the applicable item shall constitute performance of that particular item for purposes of compliance with this Agreement; provided, however, commencing on July 1, 2017, in the event Supplier *** in *** (a “Triggering Event”), then upon Supplier’s failure to achieve *** within the subsequent *** after such Triggering Event, Southwest shall have *** Upon termination, Supplier shall continue performance of this Agreement to the extent not terminated. As an alternate remedy and in lieu of termination for default, Southwest, at its sole discretion, may elect to extend the delivery schedule and/or waive other deficiencies in Supplier’s performance, in which case an equitable reduction in the amount of payments to be made under this Agreement shall be negotiated. If Supplier for any reason anticipates difficulty complying with any required delivery dates hereunder, or in meeting any of the other requirements of this Agreement, Supplier shall promptly notify Southwest in writing. If Supplier does not comply with any time frames hereunder, Southwest may require delivery by the fastest means available and charges resulting from any such premium transportation must be fully pre-paid and absorbed by Supplier. The rights and remedies of Southwest provided in this Section 17.05 shall not be exclusive and are in addition to any other rights and remedies provided by contract, law or equity.

Section 17.06 Suspension.    Southwest may at any time, by written notice to Supplier, suspend performance of work hereunder due to a grounding of any or all of Southwest’s aircraft for any reason outside of Southwest’s control (including, but not limited to, government mandated stoppages, natural disasters, labor strikes or significant maintenance/inspections), specifying the date of suspension, the number of Southwest aircraft impacted by such suspension and the estimated duration. Upon receiving any such notice of suspension, Supplier shall promptly suspend performance of work hereunder to the extent Supplier is capable of suspending the applicable performance of work without material contractual or financial liability and for the affected Southwest aircraft, and during the period of such suspension, properly care for and protect all work in progress and materials, supplies and equipment related to the work. Southwest may at any time withdraw the suspension by written notice to Supplier specifying the effective date and scope of withdrawal, and as soon as reasonably possible, Supplier shall resume diligent performance of the work for which the suspension is withdrawn on the specified effective date of withdrawal.

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Section 17.07    Obligations Upon Expiration or Termination.

(a)         Neither Southwest nor Supplier shall be liable by reason of the termination, expiration or non-renewal of this Agreement to the other for compensation, reimbursement or damages on account of the loss of prospective or anticipated revenues or on account of expenditures, investments, leases or commitments in connection with the business or good will of Southwest or Supplier or otherwise. However, this limitation is not intended to limit the liability of either party for defaults under Section 17.05. Upon expiration or after receipt of a notice of termination, Supplier shall immediately:

(i)         stop work as directed in the notice;

(ii)        place no further subcontracts or POs for materials, services or facilities hereunder, except as necessary to complete the continued portion of this Agreement; and

(iii)       where available, terminate all subcontracts to the extent they relate to work terminated.

(b)         After termination, Supplier shall deliver to Southwest all completed work and work in process, including all designs, drawings, specifications and other documentation and material required or produced in connection with such work and submit a final termination settlement proposal in the form and in the manner prescribed by Southwest. *** The following terms of this Agreement shall survive any such expiration or termination: Section 4.01(d); Articles V, VI, VII, X, XI, XIII, XVIII, XIX, XXI, XXIV and XVII.

ARTICLE XVIII

LIMITATION OF LIABILITY.

EXCEPT WITH REGARD TO CLAIMS ARISING UNDER A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, A BREACH OF ARTICLE V OR VII, FAILURE TO COMPLY WITH THE DATA SECURITY PROVISIONS SET FORTH ON EXHIBIT 4, OR FOR PROPERTY DAMAGE OR PERSONAL INJURY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL OR SPECIAL DAMAGES.

THE PROVISIONS OF THIS ARTICLE XVIII SHALL SURVIVE THE TERMINATION OR CANCELLATION OF THIS AGREEMENT.

*** Confidential treatment requested.

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ARTICLE XIX

FLEET MANAGEMENT PLAN

Southwest and GEE have agreed to the Fleet Management Plan set forth on Exhibit 6 (the “Fleet Management Plan”) to (i) provide notice to each party regarding the availability of technologies and equipment that can be adopted to improve the services provided under this Agreement, (ii) provide notice to each party regarding the entry and exit of Southwest aircraft to and from receiving services under this Agreement, (iii) provide notice to each party regarding the plans for operation of the services on board aircraft receiving the services, including passenger paid price changes and (iv) provide notice to each party regarding changes in flight routes, traffic density on routes and related items. The parties agree that the Fleet Management Plan will be reviewed annually and shall only be revised upon mutual agreement of the parties.

ARTICLE XX

WAIVER AND FAILURE TO ENFORCE.

No claim or right arising out of a breach of this Agreement can be discharged in whole or in part by a waiver or renunciation unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. Neither party’s failure to enforce at any time or for any period of time any provision hereof shall not be construed to be a waiver of such provision or of the right of such party to thereafter to enforce each and every such provision.

ARTICLE XXI

NOTICES.

Notices and other communications between the parties shall be in English and shall be deemed to be validly given if transmitted in writing, by registered mail, overnight courier or personal delivery, in all cases signature required, to the other party at the address and to the contact set forth below. Either party may change its address by giving notice to the other party as provided for herein.

If to Southwest:	With copy to:

Southwest Airlines Co.	Southwest Airlines Co.
Attn.: Supply Chain Mgnt IT – HDQ-PD7	Attn.: General Council – HDQ-4GC
2702 Love Field Drive	2702 Love Field Drive
Dallas, TX 75235	Dallas, TX 75235

If to Supplier:	With copy to:

Global Eagle Entertainment Inc.	Global Eagle Entertainment Inc.
Attn: Chief Executive Officer	Attn: General Counsel
4553 Glencoe Drive, Suite 300	4553 Glencoe Drive, Suite 300

CONFIDENTIAL INFORMATION	Page 28 of 82

Marina Del Rey, CA 90292	Marina Del Rey, CA 90292

ARTICLE XXII

ACCEPTANCE OF TERMS AND CONDITIONS.

The parties agree to be bound by and to comply with all the terms and conditions of this Agreement, including any supplements thereto and all specifications and other documents referred to in this Agreement. This Agreement does not constitute an acceptance by Southwest of any offer to sell, any quotation or any proposal. Reference in this Agreement to any such offer to sell, quotation or proposal shall in no way constitute a modification of any of the terms of this Agreement. The terms of this Agreement take precedence over any alternative terms and conditions in any other document connected with this transaction unless such alternative terms are expressly incorporated by reference on the face of this Agreement. ANY ATTEMPTED ACKNOWLEDGMENT OF THIS AGREEMENT CONTAINING TERMS AND CONDITIONS INCONSISTENT WITH OR IN ADDITION TO THE TERMS AND CONDITIONS OF THIS AGREEMENT IS NOT BINDING UPON SOUTHWEST UNLESS SPECIFICALLY ACCEPTED BY SOUTHWEST IN WRITING.

ARTICLE XXIII

EXECUTION AND MODIFICATION.

Section 23.01 This Agreement and all documents incorporated herein by reference constitute the complete and final agreement concerning the subject matter hereof. Any representations, terms or conditions not incorporated herein shall not be binding upon either party. No course of prior dealings between parties, no course of performance and no usage of trade shall be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the performance and opportunity for objection. The invalidity, in whole or in part, of any of the foregoing Sections and Articles of this Agreement shall not affect the remainder of such Sections or Articles or any other Section or Article of this Agreement.

Section 23.02 This Agreement wholly cancels, terminates and supersedes all previous negotiations, commitments and writings between the parties in connection therewith except as otherwise contemplated by this Agreement. This Agreement shall not become effective or binding upon Southwest until signed by an authorized representative of Southwest at which time it will be deemed retroactively effective upon the Effective Date. Notwithstanding the foregoing, the parties acknowledge and agree that the terms of the Original Agreement (including without limitation, the terms of Article VII and Article IX of the Original Agreement) shall continue to apply and shall survive solely with respect to Cause No. SC-122964; SwiftAir, LLC v. Row 44, Inc., Southwest Airlines, Co., and Does 1-51; in the Superior Court of California, County of Los Angeles—Western District, Santa Monica Courthouse.

Section 23.03 No change, modification, extension, renewal, ratification, rescission, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any

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of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties unless made in writing and signed by authorized representatives of Southwest and Supplier.

Section 23.04 The parties agree that they will contract in the English language and that there shall be no requirement to translate this Agreement or any of the documents incorporated herein into any other language.

ARTICLE XXIV

MISCELLANEOUS.

Section 24.01 Use of Name.   Neither party will use the other party’s name, trade names, or trademarks in publicity releases or advertising, including customer lists, or for other purposes, nor disclose the fact that it has entered into this Agreement or any of its terms, without obtaining the prior written consent of the other party. Notwithstanding the foregoing, Supplier may publicly acknowledge Southwest is a customer of the Supplier Group in its public securities filings.

Section 24.02 Southwest’s Instructions.   During the term of this Agreement, Supplier will, and will be responsible for ensuring that its employees, agents, and subcontractors, if any, work in harmony with Southwest and, whenever on Southwest’s premises, obey all reasonable instructions and directions issued by Southwest and communicated to Supplier, including without limitation, Southwest’s security procedures. Supplier will use its reasonably best efforts to minimize any disruption to Southwest’s normal business operations at all times.

Section 24.03   Subcontractors.

(a)        No subcontracting of any part of the Services by Supplier shall relieve Supplier from any of its obligations under this Agreement, and Supplier shall be liable for the actions of its subcontractors as if committed by Supplier under this Agreement. Nothing contained in this Agreement shall create any contractual relationship between Southwest and any subcontractor or vendor of any subcontractor, or create any obligation on the part of Southwest to pay or to see to the payment of any sums to any subcontractor or any such vendor. At Southwest’s request, Supplier shall provide the name, addresses and telephone numbers of all subcontractors used to perform the Services under the particular Schedule, PO or SOW.

(b)        Supplier shall cause each of its subcontractors (and where appropriate, each subcontractor shall cause each of its subcontractors) to agree in their respective contracts to perform its portion of the Services in accordance with substantially similar requirements as the requirements of this Agreement.

Section 24.04 Effect of Partial Invalidity.   If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected.

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Section 24.05 Time is of the Essence.    Time is considered to be of the essence in the performance by Supplier of its obligations under this Agreement.

Section 24.06 Headings.    The headings in this Agreement are for convenience of reference only and are not intended to modify or affect the meaning of any of the substantive provisions.

Section 24.07 Binding on Successors.    This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns permitted by this Agreement.

Section 24.08 Counterparts – Electronic Signatures.    This Agreement may be executed in separate counterparts. Each executed counterpart will be deemed an original, all of which together shall constitute one and the same agreement. A photocopy, electronic or digital copy of a handwritten signature will be deemed to be an original signature for all purposes.

Section 24.09 Export Control.    Southwest and Supplier agree that they will individually obtain any export licenses that may be required under applicable U.S. laws prior to any export or re-export of products or information provided under this Agreement. ***

Section 24.10 Authority.    Each party represents and warrants that it has full power and authority to enter into and perform this Agreement. Each party acknowledges that it has thoroughly considered the terms and conditions of this Agreement, and had the opportunity to review it with legal counsel. Thus, the rule of construction that ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement to favor one party over the other.

Section 24.11 Non-Solicitation of Employees.    Unless otherwise agreed in writing by the parties, during the term hereof and for a period of twelve (12) months thereafter, neither party shall solicit for employment or employ, or accept services provided by, (i) any employee, or officer of the other party; or (ii) any former employee, or officer of the other party who performed any work in connection with or related to the Services. This Section 24.11 shall not restrict either party from offering employment or employing any employees of the other party who responds to any general advertisement or other general recruiting method used in the ordinary course of business such as an advertising program in a publicly available newspaper or trade journal, participation in a job fair open to the public, or job postings on a publicly accessible web site; provided, however, such general advertisement is not targeted at such employee of the other party.

Section 24.12      References.    The defined terms include the plural as well as the singular and the derivatives of such terms. The Exhibits and Schedules to this Agreement are hereby incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Exhibits and Schedules to this Agreement. Unless otherwise expressly stated, Article, Section, subsection, Exhibit and Schedule references refer to articles, sections and subsections of, exhibits and schedules to, this Agreement. Unless otherwise expressly stated,

*** Confidential treatment requested.

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references to a specific Exhibit or Schedule include all subsidiary exhibits or schedules, attachments and annexes thereto. The words “include” and “including” shall not be construed as terms of limitation. The words “will” and “shall” are expressions of command, not merely expressions of future intent or expectation. Unless otherwise expressly stated, the words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

Section 24.13 Force Majeure. Neither party shall be liable for any loss, damage, delay or failure of performance (including, with respect to Southwest, a failure to adhere to the Minimum Aircraft obligation set forth in the Fleet Management Plan) that is a direct and proximate result of acts of God, flood, fire, earthquake, wars, terrorist acts, riots, civil unrest, or action by any government authority, including without limitation, national aviation authorities (collectively, “Force Majeure Events”). The occurrence of a Force Majeure Event shall not constitute a breach hereunder; provided, that each party shall use good faith reasonable commercial efforts to mitigate the affects of a Force Majeure Event effecting such party and restore full compliance with the terms of the Agreement as soon as possible following conclusion of the Force Majeure Event. In the event a Force Majeure Event is experienced or anticipated, the affected party shall give notice to the other party detailing the cause of such Force Majeure Event and the expected resolution of the difficulty as soon as practicable. If Supplier experiences the Force Majeure Event, Southwest’s obligation to make payments to Supplier pursuant to this Agreement shall be suspended during such Force Majeure Event. In the event that performance of this Agreement by either party shall have been rendered impossible or delayed for a period of three (3) consecutive months by reason of a Force Majeure Event, the other party shall have the right to terminate this Agreement without cause and without penalty or liability, provided this does not relieve either party from any pre-existing obligation and accrued liability owed to the other party prior to termination.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

Global Eagle Entertainment Inc.	Southwest Airlines Co.

Signature: /s/ David M. Davis	Signature: /s/ Bill Tiffany

Printed Name: David M. Davis	Printed Name: Bill Tiffany

Title: Chief Executive Officer	Title: VP Supply Chain Management

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INDEX OF EXHIBITS

Exhibit	Description

1	SOUTHWEST TRAVEL POLICY

2	SOUTHWEST SHIPPING POLICY

3	SOUTHWEST INVOICING INSTRUCTIONS

4	SOUTHWEST DATA SECURITY PROVISIONS

5	SUPPLIER’S RESERVED INTELLECTUAL PROPERTY

6	FLEET MANAGEMENT PLAN

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EXHIBIT 1

SOUTHWEST TRAVEL POLICY FOR SUPPLIERS, CONSULTANTS, AND CONTRACTORS

All travel expenses must be approved in advance by an authorized representative of Southwest. Detailed itemized receipts are required for all reimbursable items, excluding mileage.

Expense Description	Policy	Reimbursed Amount
Air Travel

All efforts must be made to travel on Southwest or its subsidiaries for Southwest business travel. If travel on Southwest requires more than 2 stops en-route to your destination, another carrier may be used. Flights on other carriers will be coach/economy class and must be pre-approved.

Actual cost for the airline ticket.
Lodging	Southwest has negotiated rates with preferred hotels. Every effort should be made to utilize these hotels.	Actual expenses incurred for lodging, but not to exceed $150 per night unless approved in advance by Southwest.
Meals

Actual expenses incurred.

Detailed itemized receipts are required. Itemized receipts list a description of what was purchased, the price of each item, sales tax paid, tip included, and name of individual.

In high-cost localities*, total daily receipts for breakfast, lunch, and dinner should not exceed $90. For all other travel, total daily receipts for breakfast, lunch, and dinner should not exceed $50.
Ground Transportation	Free shuttle service is provided between Southwest preferred hotels and Southwest facilities and should be utilized when possible.	Actual cost for shuttle or taxi.
Rental Car	No more than one (1) mid-size/intermediate car for every four (4) people. No options/accessorial expenses (e.g., GPS, Neverlost, etc.).	Actual expense for rental car.
Fuel	Use commercial service stations off-airport to refuel rental vehicles. No reimbursement for fueling at the airport or pre-purchase fuel option.	Actual expense of fuel for rental car.
Mileage	Standard current-year IRS rate per mile for actual miles driven.	Actual mileage x IRS rate.

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Parking	Actual parking expense incurred.	Not to exceed $12 per day.
Non-Reimbursable Expenses

•     Alcoholic beverages

•     Airline club membership dues

•     Airline change fees or fare penalties

•     Excess baggage charges

•     Data roaming charges

•     Passports

•     Gift cards

•     Annual fees for personal charge or credit cards

•     Baby-sitting/child care

•     Pet care

•     House-sitting

•     Barbers and hairdressers/stylists

•     Personal toiletries/hygiene items

•     Shoeshine

•     Clothing items

•     Furniture

•     Luggage and briefcases

•     Lost baggage or personal items lost while traveling

•     Theft of any kind

•     Non-compulsory insurance coverage (annual fee)

•     Personal property insurance

•     Optional travel or baggage insurance

•     Collision damage and personal accident insurance for personal automobile or rental car

•     Car wash

•     Souvenirs/personal gifts

•     Golf fees

•     Gum, candy, cigarettes, tobacco products

•     Health club facilities, saunas, or massages

•     Magazines, books, newspapers, or subscriptions

•     Medical bills

•     Fuel or maintenance/repairs expenses incurred on personal automobile

•     Computer software and supplies

•     Traffic and/or parking fines

•     Expenses for travel companions/family members

•     Expenses related to vacation or personal days included with a business trip

•     Helicopter services for airport transfers

•     Rental car upgrades

•     Movies or personal entertainment, including in-flight, hotel in-room, and sporting events

•     Room service charges

•     Telephone/cellular device use, including from the hotel room or pay phone

•     Phone, computer, or technology device accessories

•     Internet/WiFi charges

•     Mini-bar refreshments, snacks, treats, or other meals outside of breakfast, lunch, or dinner

•     Laundry, dry-cleaning, tailoring or purchase of clothing

•     Purchase of meals for anyone other than yourself

*High-cost localities: Atlanta, Baltimore, Boston, California, Chicago, Dallas, Denver, Las Vegas, Miami, New York, Seattle, Washington D.C.

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   Recommended Dallas Hotels:

DoubleTree by Hilton Dallas – Love Field 3300 W. Mockingbird Ln. Dallas, TX 75235 214-357-8500 www.doubletree.com/dallas	Holiday Inn Market Center 4500 Harry Hines Blvd. Dallas, TX 75219 214-219-3333 www.holidayinn.com/marketcenter
Hilton Garden Inn/Dallas Market Center 2325 N. Stemmons Fwy. Dallas, TX 75207 214-765-1917 www.dallasmarketcenter.gardeninn.com	Sheraton Suites Market Center 2101 N. Stemmons Fwy. Dallas, TX 75207 214-749-6203 www.starwoodhotels.com/sheraton/marketcenter

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EXHIBIT 2

SOUTHWEST SHIPPING POLICY

Products shipped to any Southwest facility on behalf of Southwest must be shipped in accordance with Southwest’s Shipping Policy. Any deviation from this will result in Supplier incurring full freight costs plus a $100.00 administration fee per incident of non-compliance, and a charge-back for any additional freight associated costs for said incident(s). Product is shipped F.O.B. shipping point, with shipment by a freight carrier of Southwest’s designation with all freight charges being billed by that carrier to Southwest, unless otherwise specifically agreed upon by Southwest and Supplier. If circumstances warrant different handling, Southwest will so designate on Purchase Order.

Suppliers issued a FedEx Passkey ID on Southwest’s FedEx Express account are responsible for all activity on such respective IDs. FedEx Express shipments must be tendered through the FedEx Passkey tool. Shippers must not use pre-printed or manual FedEx air bills.

Suppliers must not utilize FedEx Express account numbers for shipping transactions. FedEx account numbers are not to be utilized or distributed internally or externally. FedEx Passkey ID’s are intended for Southwest’s business shipping only. Personal shipments on a Southwest FedEx Express account or through the Passkey tool are strictly prohibited.

Supplier and/or shipper responsibilities include, but are not limited to:

Domestic Shipments

•	Creation of shipment air bill or bill of lading; including proper delivery address, contact name, and phone number
•	Proper packaging/crating of all shipments, in accordance to carrier standards and regulations
•	Scheduling of pick up appointments at supplier/shipper location

International Shipments

•	Creation of shipment air bill or bill of lading; including proper delivery address, contact name and phone number
•	Complete commercial invoice, packing slip, certificate of origin (if required), shipper letter of instruction, and shipper export declaration
•	Provide a 10 digit HTS code for each item shipped
•	Proper packaging/crating of all shipments, in accordance to carrier standards and regulations.
•	Scheduling of pick up appointments at supplier/shipper location

For parcels 150 lbs or less, use FedEx Express

STANDARD DOMESTIC FREIGHT

151 – 5,000 lbs	Use FedEx Freight for large/bulky shipments on pallets

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Ship via FedEx Freight Priority Service LTL Truck 2-5 day service (not Economy!)
Contact FedEx Freight at 866-393-4585 for pick up
Over 5,000 lbs OR
Over 500 cubic feet	Call Southwest Logistics at 214-792-3116 or 214-792-2365 for assistance

RUSH/EXPEDITED SHIPMENTS:
Occasionally business will necessitate expedited service
151 lbs or greater	Call Southwest Logistics at 214-792-3116 or 214-792-2365 for specific instructions and assistance

STANDARD INTERNATIONAL SHIPPING
(Parcel)
Less than 150 lbs	Ship via FedEx Express International Priority Service

(Freight)
151 – 2,500 lbs	Ship via FedEx Express International Priority Freight Service Indicate on Bill of Lading FedEx Trade Networks as customs broker Use 2-3 Day service
Shipment must be on pallets

Greater than 2,500 lbs
Ship via CEVA Logistics International Freight Forwarder
Contact 972-947-1460 or
Email: DL-AM-US-Southwest@cevalogistics.com
Indicate on Bill of Lading CEVA Logistics as the customs broker
Use 2-3 Day service
Shipment must be on pallets

For assistance, please contact our Southwest Logistics Team:

Southwest Airlines Co,

Attn.: Supply Chain Management - Logistics

2702 Love Field Drive HDQ-7PD

Dallas TX 75235

214-792-3116 or 214-792-2365

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EXHIBIT 3

SOUTHWEST INVOICING INSTRUCTIONS

Supplier will invoice as per instructions below (subject to modification by Southwest). If Supplier and Southwest agree to transact via EDI, other invoicing procedures will apply.

DOMESTIC SUPPLIERS

1.	Instructions for Equipment and Software under PO (i.e., tangible items shipped and received)
1.1	Invoice must reference PO number (EPXXXXX).
1.2	Invoice must match the PO details (line item, description, quantity and price).
1.3	Email invoices to SWAINVOICEPO@WNCO.COM (AP). Limit of one (1) invoice per PDF and limit one (1) PDF per email.

(Note regarding Southwest “discount-terms” Supplier: Southwest AP will provide Supplier with a streamlined invoice receipt process.)

2.	Instructions for Maintenance, Subscriptions, Other under PO (i.e., no tangible shipment to receive)
2.1	Invoice must reference PO number (EPXXXXX).
2.2	Invoice must match the PO details (line item, description, quantity and price).
2.3	Email invoices to SWAINVOICEPO@WNCO.COM (AP). Limit of one (1) invoice per PDF and limit one (1) PDF per email.

(Note regarding Southwest “discount-terms” Supplier: Southwest AP will provide Supplier with a streamlined invoice receipt process; also copy SYSTEMS.PURCHASING@WNCO.COM (Procurement))

3.	Instructions for Technology Items non-PO (e.g., SOWs, T&M)
3.1	Email invoices to IT.INVOICING@WNCO.COM (Technology Budget Office).
3.2	In Southwest’s Address field on the invoice, reference “Technology Budget Office – <Project Manager Name> or <Project Name> or <PID/Project ID# >

4.	Instructions for Non-Technology Items non-PO (e.g., SOWs, T&M)
4.1	Email invoices to SWAINVOICEPO@WNCO.COM (AP).
4.2	Reference Southwest primary contact employee’s details, such as name, contact number, PID#, and email address in the invoice. Limit of one (1) invoice per PDF and limit one (1) PDF per email.

INTERNATIONAL SUPPLIERS (PO or Non-PO)

5.1	Email invoice to APINVOICE@WNCO.COM (AP).
5.2	For PO invoice, must reference PO number (EPXXXXX). Invoice must match the PO details (line item, description, quantity and price).
5.3	For non-PO invoice, reference Southwest primary contact employee’s details, such as name, employee’s position code & employee number, contact number, PID#, and

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email address in the invoice. Limit of one (1) invoice per PDF and limit one (1) PDF per email.

5.4	Email invoices to SWAINVOICEPO@WNCO.COM (AP). Limit of one (1) invoice per PDF and limit one (1) PDF per email.

(Note regarding Southwest “discount-terms” Supplier: Southwest AP will provide Supplier with a streamlined invoice receipt process.)

FOR INQUIRIES

After the invoice has been submitted to Southwest, for questions please contact AP Customer Service at 214-792-3880 or APCUSTOMER.SERVICE@WNCO.COM

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EXHIBIT 4

SOUTHWEST DATA SECURITY PROVISIONS

I.	GENERALLY APPLICABLE SECURITY PROVISIONS

1.

Security Best Practices.    Supplier shall provide a secure environment for Confidential Information and any hardware and software, including servers, network, and data components, to be provided or supported by Supplier as part of its performance under this Agreement. Supplier represents that the security measures it takes in performance of its obligations under this Agreement do, and will at all times, remain at the higher of (1) applicable security and privacy laws and regulations, (2) applicable privacy and security rules imposed by industry groups, such as the PCI Standards Council, (3) secure software development practices consistent with the BSIMM Software Security Framework, and (4) all security requirements, obligations, specifications and event reporting procedures as mutually agreed upon by the Parties; collectively referred to as “Security Best Practices”. Failure by Supplier to comply with Security Best Practices in fulfilling its security obligations shall constitute a material breach of this Agreement and no limitation on Supplier’s liability to Southwest as set forth in the Agreement shall apply to any losses resulting from or relating to such a breach, including, without limitation, any limitation on consequential and/or incidental damages.

2.

Southwest System Access.    To the extent that Supplier will be accessing Southwest systems, Supplier will access Southwest systems and use Southwest data in a manner consistent with the then-current Southwest Information Security Policy which will be provided to Supplier upon request.

3.

SOC 2 Audits and Reports.    Supplier will provide Southwest with a copy of each applicable audit report (a “SOC 2 Report”) resulting from a SOC 2 audit of the Supplier’s control standards in use at the Supplier facility where the services under this Agreement are performed (each such audit is called a “SOC 2 Audit”). If no SOC 2 Audits have been conducted, and Supplier is unable to provide any SOC 2 Reports, then at Southwest’s request, Supplier will appoint a qualified firm to conduct a SOC 2 Audit, and shall provide Southwest with a copy of each applicable SOC 2 Report. To the extent that the SOC 2 Reports provided to Southwest do not satisfy Southwest’s reporting or audit requirements, Southwest may conduct its own audits.

4.

Southwest Audit of Supplier Systems.    Southwest, or its designated representatives (at Southwest’s sole cost and expense, upon at least thirty (30) days’ notice to Supplier, shall have the right to conduct an audit of the Supplier’s operations, in order to verify that the Supplier is operating in accordance with Security Best Practices in performance of its obligations under this Agreement. As between the parties, Southwest’s or its designated representatives’ costs related to such audit shall be borne solely by Southwest.

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Such an audit may consist of assessing all aspects of services delivered under the Agreement, and may include, but is not limited to: (i) software development practices and procedures, (ii) network, operating system, database, and application configuration controls, (iii) general controls and security practices and procedures, (iv) disaster recovery and back-up procedures, (v) change and problem management processes and procedures (vi) invoice processing, (vii) service level compliance, (viii) network and system vulnerability and risk analysis and (ix) resource consumption. Supplier will allow reasonable access, during normal business hours and upon reasonable notice, to all pertinent records, documentation, computer systems, data, personnel, and processing areas as Southwest deems necessary to accurately and effectively complete their audit engagement. Southwest will take all reasonable steps to ensure that its audit will not materially adversely impact Supplier’s business or operations.

5.

Security Breaches.    Supplier shall notify Southwest within 24 hours in the event of any breach or suspected breach in the security of its network, computing systems, or facilities providing access to Southwest data. For all breaches, Supplier will conduct an audit to determine the cause of such breach and provide Southwest with a detailed report indicating the cause of the breach and the plan to address the issue. In the event of any breach of Confidential Information, Supplier will immediately notify Southwest in writing, and fully indemnify and hold Southwest harmless from any and all third party claims and damages incurred by Southwest as a result of any such breach of security caused by Supplier’s breach of this Agreement without regard to any limitation on Supplier’s liability in this Agreement. If a breach or suspected breach involves cardholder data, Supplier agrees that a Payment Card Industry representative, or a Payment Card Industry approved third party, will be provided with full cooperation and access to conduct a thorough security review after a security breach. The review will validate compliance with Payment Card Industry Data Security Standards for protecting cardholder data.

6.

System Free of Security Vulnerabilities.    To Supplier’s knowledge or to knowledge Supplier should have, any software provided or used by Supplier in connection with this Agreement does not contain any malicious code, program, or other internal component (e.g., computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, alter or disrupt any computer program, firmware, or hardware or which could, in any manner, reveal, damage, destroy, alter or disrupt any data or other information accessed through or processed by such software in any manner (a “Computer Virus”). Supplier shall immediately advise Southwest, in writing, upon reasonable suspicion or actual knowledge that any such software may contain a Computer Virus. In the event a Computer Virus is found to have been introduced into Southwest’s systems by the software, Supplier shall use commercially reasonable efforts, at no additional charge, to assist Southwest in reducing the effects of the computer virus and, if the computer virus causes a

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loss of operational efficiency or loss of data, to assist Southwest to the same extent to mitigate and restore such losses. In addition, Supplier shall indemnify, defend and hold Southwest and its customers harmless from any damage resulting from the harm described above without regard to any limitation on Supplier’s liability in this Agreement.

7.

System/Application Penetration Testing.    Upon each new major release of any software provided to Southwest by Supplier hereunder, but not less than once per year during the term, Supplier shall perform application penetration testing and promptly notify Southwest of the results of each such penetration test. The penetration tests will be performed by independent third party SANS-certified penetration testers or by a mutually acceptable independent third party testing company and will include assessment of the mobile and hosted components of any applicable application. Web applications will, at a minimum, be assessed against the then-current OWASP Top Ten. Non-web applications will, at a minimum, be assessed against the then-current CWE/SANS Top 25 Most Dangerous Software Errors. Application testing will include both automated analysis and manual assessment. Mobile components of the software will, at a minimum, be manually assessed (code review and penetration test) against the then-current OWASP Mobile Top Ten Risks and the OWASP Mobile Top Ten Controls. Any “very high,” “high,” or “medium” severity vulnerabilities and any vulnerabilities with CVSS (Common Vulnerability Scoring System) ratings higher than 4.0 will be promptly remediated and retested for verification at Supplier’s sole cost and expense. On request, Supplier will make the results and remediation plans from penetration testing available to Southwest.

8.

Mobile-Specific Provisions.    Without Southwest’s prior written consent in each case, no Supplier mobile application provided to Southwest shall obtain and/or use the mobile device user’s: (i) location data, (ii) contact list, (iii) carrier information, (iv) SIM card data, or (v) device information. [Note: Supplier will need Southwest’s consent to access device information, specifically, model type, user agent string, operating system and other software names and version, MAC ID and related information, to perform authentication and other services under this Agreement.]

9.

PCI Standard Commitment.    To the extent that Southwest’s use of the Software as permitted in the Agreement causes Southwest to fail a PCI assessment, Supplier will use commercially reasonable efforts to replace or repair the Software to remedy the issue, or if such repair or replacement is not reasonable possible, Southwest may terminate this Agreement and Supplier will refund any amounts paid by Southwest for the applicable Software.

II.	SECURITY PROVISIONS SPECIFIC TO CARD-HOLDER DATA

1.	PCI-DSS, PA-DSS, and PTS Responsibilities. Supplier shall provide and maintain the equipment, software services and testing necessary to effectively

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and reliably protect credit card information (card-holder data) in accordance with the Security Best Practices section of this Agreement. Supplier acknowledges that card-holder data can ONLY be used in fulfillment of Supplier’s obligations under this Agreement for completing a transaction, supporting a loyalty program, providing fraud control services, or for uses specifically required by law.

2.

PCI-DSS Compliance.    Supplier acknowledges it must comply with the requirements of the most current published version of the Payment Card Industry Data Security Standard (PCI-DSS) when processing, storing, or transmitting card-holder data. The PCI-DSS is available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Supplier shall indemnify Southwest for any expenses incurred by Southwest attributable to a breach of security occurring while data is under the control of the Supplier. Supplier will provide Southwest an annual letter of attestation from its Qualified Security Assessor confirming compliance with PCI-DSS.

3.

PA-DSS Compliance.    Supplier acknowledges it must comply with the requirements of the most current published version of the Payment Application Data Security Standard (PA-DSS) for all applications it develops that process, store, or transmit card-holder data that are sold, distributed or licensed to third parties, including Southwest. The PA-DSS is available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Supplier shall indemnify Southwest for any expenses or incurred by a breach of security while data is under the control of the Supplier. Supplier will maintain the status of its application as a PCI Security Standards Counsel Validated Payment Application for current versions of payment applications provided to Southwest.

4.

PTS / PED Compliance.    Supplier acknowledges it must comply with the requirements of the most current published version of the PIN Transaction Security standard (PTS) for PIN transaction devices including PIN Pad Devices, Point of Sale Devices, Hardware Security Modules, or Unattended Payment Terminals it provides that process, store, or transmit card-holder data. The PTS security requirements and testing and approval programs are available from the PCI Security Standards Council (currently located at https://www.pcisecuritystandards.org). Supplier shall indemnify Southwest for any expenses incurred by Southwest attributable to a breach of security occurring through a non-certified PTS device provided by the Supplier. Supplier will maintain its status as a PCI Security Standards Counsel Approved PIN Transaction Security Device for current versions of PTS devices provided to Southwest.

III.	SECURE CODE TRAINING PROVISION

Secure Code Training of Developers.    All developers of systems and software being delivered to Southwest will have the qualifications (expertise, knowledge, and/or

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training) to develop systems that meet secure coding standards, as defined by such industry leaders as the OWASP Top Ten, SANS and NIST. Supplier will supply evidence reasonably satisfactory to Southwest of such qualifications upon request.

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EXHIBIT 5

SUPPLIER’S RESERVED INTELLECTUAL PROPERTY AND THIRD PARTY IP

Supplier Reserved IP

As between Southwest and Supplier, Supplier reserves:

***

Third Party IP

***

*** Confidential treatment requested.

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EXHIBIT 6

FLEET MANAGEMENT PLAN

In connection with the obligations pursuant to that certain Second Amended and Restated Supply and Services Agreement (the “Agreement”) by and between Southwest Airlines Co (“Customer” or “Southwest”) and Global Eagle Entertainment Inc. (“Supplier” or “GEE”), the parties agreed to establish a fleet management plan as described herein (the “Fleet Management Plan”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

In order to efficiently manage the fleet of Commissioned Aircraft during the Term, the parties agree as follows:

Quarterly Business Reviews

The parties agree to meet at least quarterly to conduct an overall business review of the Services, including addressing (i) performance of Equipment and Services, (ii) improvements since the previous quarterly business review, (iii) expected changes in the Fleet Management Plan, and (iv) items for the next business review.

Other Communications

In addition to the foregoing, each party commits to identify primary points of communication between the parties for specific operational needs as such arise during the Term, including, as applicable, executive leadership members.

ARINC 791

GEE agrees that an ARINC 791 compatible shipset of the current GEE Equipment will have a not to exceed price of *** GEE will provide a final quote to Southwest on shipset price when GEE formally obtains regulatory authorization for an ARINC 791 compatible installation of GEE Equipment, which GEE expects to obtain prior to ***

Fleet Management

During the Term, Southwest and GEE will review the Fleet Management Plan once annually. *** Notwithstanding the foregoing, no fees shall be due to GEE once all aircraft are deactivated from using the Services provided by GEE, and the Term of the Agreement shall automatically expire at such point.

***

*** Confidential treatment requested.

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INDEX OF SCHEDULES

Schedule	Description

A	PRODUCTS

B	AIRCONNECT KU WI-FI SERVICE

C	ENTERTAINMENT PORTAL SERVICE

D	LIVE TELEVISION SERVICE

E	STATEMENT OF WORK (“SOW) FORMS

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SCHEDULE A

PRODUCTS

Equipment

Equipment comprising the Product consists of *** line replaceable units (LRUs) which work in conjunction with each other to provide the Customer the services to Commissioned Aircraft. Each of Equipment LRUs are described and have the specifications set forth below:

Antenna Control Unit (ACU). ***

Cabin Wireless LAN Unit (CWLU). ***

High Power Transmitter (HPT). ***

Modem Data Unit (MDU). ***

Server Management Unit (SMU). ***

Server Management Unit I (SMU I)

***

Server Management Unit II (SMU II) (Next Generation Replacement of SMU Il)

***

Satellite Antenna Assembly (SAA). ***

Documentation

***

Software

The Software utilized to manage the Equipment includes the software set forth on Schedule A-1. GEE updates software from time to time as part of its network operations management. All software releases implemented will be part of a regular software update schedule agreed to by GEE and Southwest from time to time during the Term.

GEE grants Southwest a ***

Pricing for Equipment

***

*** Confidential treatment requested.

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SMU Upgrade

GEE and Southwest agree to share the Equipment cost on a *** of an upgrade to the current SMU internal components to new internal components comprising *** The SMU upgrade will be completed using a rotable pool of units and Southwest will responsible for removal and replacement of units. ***

Warranty

See Article X of Agreement.

Equipment Support

Subject to the obsolescence program to be provided to Southwest, Southwest may order spare components of the foregoing kits during the Term of this Agreement. Following the expiration of the Term, Supplier acknowledges and agrees that this Agreement shall not in any way prohibit Southwest from entering into commercial relationships with Supplier’s vendors for components of the Equipment under this Agreement, including repair and maintenance services and purchases of spare parts for such Equipment.

Engineering Services

GEE agrees to provide engineering services reasonably requested by Southwest, all at the then current rates for engineering services provided by GEE to Southwest from time to time, subject to execution by the parties of a mutually agreeable SOW and shall be priced based on the Rate Card. As set forth on Schedule C hereto, Southwest may utilize the Complimentary Hours Bucket (as defined on Schedule C) for engineering services. GEE agrees to provide continued support to Southwest for *** In addition, the parties agree to meet and confer in good faith during *** to continue discussions regarding long-term engineering and other STC support following the end of the Term. Except as contemplated in the preceding sentence, GEE shall not be required to provide *** GEE will also agree to provide *** GEE further agrees to provide additionally requested *** as available from GEE, solely for Southwest’s internal use and in connection with Southwest’s maintenance of Equipment provided by GEE to Southwest. GEE further agrees that Southwest may contact and engage with GEE’s third party suppliers; provided, that, in regards to those communications pursuant to this Agreement, such communications shall not include any disclosure of GEE Proprietary Information to a third party.

In addition to the network operations center service described in this Agreement, GEE will continue to provide the following engineering related services to Southwest at GEE’s sole cost and expense *** GEE will also support reasonably requested meetings and quarterly technical reviews.

Repair Station

*** Confidential treatment requested.

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GEE commits to obtaining Part 145 repair station authorization from the FAA prior to *** At such time GEE will also supply Southwest a quote for comprehensive service and support for the Equipment, including components then in warranty and components out of warranty but with remaining useful life.

*** Confidential treatment requested.

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SCHEDULE A-1

SOFTWARE

***

*** Confidential treatment requested.

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SCHEDULE B

AIRCONNECT KU WI-FI SERVICE

Basic Description

The Airconnect Ku Wi-Fi Service (the “Wi-Fi Service”) shall consist of the space segment capacity, ground network infrastructure internet backhaul connectivity, and GEE proprietary network technologies to enable Southwest and Southwest’s customers to receive access to the internet on compatible Wi-Fi enabled devices while on board Southwest Aircraft installed with GEE Equipment and commissioned for use, pursuant to a mutually agreed upon commissioning procedure, for use on the Wi-Fi Service (“Commissioned Aircraft”).

Coverage Area

Current Coverage Area

The AirConnect Ku Wi-Fi Service will be available over ***

GEE shall have *** for use by the Airconnect Ku Wi-Fi Service; provided, that, ***

Coverage Expansion

The Parties shall meet and confer regularly on requests for modification of the foregoing coverage areas. GEE will in good faith seek to modify the coverage area to cover Southwest’s then-current routes, ***

Gate to Gate Operation

GEE will in good faith seek gate to gate authorization where available throughout the coverage area.

CIR Rates

GEE agrees to provide network capacity sufficient to meet the MRC Service Level at the rates and times below:

***

Network Operations Center Monitoring

During the Term, GEE shall maintain a network operations center that monitors the functionality and performance of Equipment and performance of the Wi-Fi Service on Commissioned Aircraft on a 24/7 basis. GEE shall also maintain during the Term a 24/7 technical support phone

*** Confidential treatment requested.

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number/e-mail for technical support inquiries from Southwest regarding operation of the Wi-Fi Service.

Training.

In connection with the operation of the Wi-Fi Service, GEE will provide comprehensive training in the operation and functionality of the Wi-Fi Service (in accordance with Southwest’s requests with respect to scheduling and frequency) to Southwest’s employees who will operate the Wi-Fi Service on board the Commissioned Aircraft. GEE will also provide comprehensive training related to the functionality and use of any third party billing service provider that GEE offers as part of its service offering. Such training will include written training materials and be provided in-person, by remote video conference or teleconference, in Southwest’s discretion, and on a “train the trainer” basis.

Legal Process Compliance.

During the Term, GEE shall comply with, and shall ensure that the Services comply with, the Communications Assistance for Law Enforcement Act and such similar Laws or agreements impacting GEE and/or the Services. Except to the extent prohibited under applicable Law, GEE shall keep Southwest informed of all compliance actions taken by GEE in support of such technical compliance, and, upon request from GEE, Southwest shall provide reasonably requested cooperation to GEE to support such compliance.

Coordination with Regulatory Authorities; Maintenance of Licenses and Permits.

GEE shall coordinate with the FCC, the FAA and other Regulatory Authorities and maintain all licenses, permits, and other Regulatory Approvals as necessary for (i) GEE’s performance of this Agreement and (ii) Southwest’s and its customers’ use of the Broadband System in accordance with the terms herein.

Southwest Pricing Control

Southwest shall have full control to set pricing for the Wi-Fi Service. Should Southwest materially alter the pricing package offered to customers of Southwest ***, Southwest shall provide Supplier ***

*** Confidential treatment requested.

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Service Level

PCD Service Levels

For purposes of the period the per connected device pricing (the “PCD Pricing”) is in effect (as described below), the service levels for the Wi-Fi Service shall be the service levels set forth on Schedule B-1 (the “PCD Pricing Service Levels”).

MRC Service Levels

For purposes of the period the MRC Pricing is in effect, the service levels for the Wi-Fi Service shall be the service levels set forth on Schedule B-2 (the “MRC Service Levels”).

Pricing

PCD Pricing

Commencing on the Effective Date and continuing through June 30, 2017, on a monthly basis, and subject to the PCD Service Levels, Southwest shall pay GEE a Wi-Fi Fee for each device (as identified by its media access control address (“MAC ID”)) that Authenticates on the Wi-Fi Service (each, a “Wi-Fi Authentication”) for each flight segment on a Commissioned Aircraft during such month for use of the Wi-Fi Service by Southwest’s customers. The term “Authenticate” means that an individual Southwest passenger elects to obtain and initiates access to a Service on a Southwest flight on a personal computer or mobile device for his or her own personal use by electronically agreeing to the terms and conditions of such Service. The “Wi-Fi Fee” means *** per Wi-Fi Authentication through *** and *** per Wi-Fi Authentication from *** Wi-Fi fees actually collected from Southwest customers will be collected by GEE as the merchant of record and paid to Southwest less a credit to GEE in the amount of the Wi-Fi Fee.

Commencing on the *** and continuing through *** GEE shall subsidize the cost of *** access to the Wi-Fi Service by the following amounts ***

MRC Pricing

Commencing July 1, 2017, GEE will provide the Wi-Fi Service on the Southwest fleet installed with the GEE Equipment for a Monthly Recurring Charge (“MRC”) of *** per aircraft (the “Wi-Fi MRC”). The foregoing fees shall not be subject to any offset or reduction except for the MRC Service Levels.

In addition, GEE provides a budgetary quote of *** MRC for delivery of *** starting on ***. Southwest may select the *** no later than *** and, if Southwest selects such option, it will be subject to ***.

*** Confidential treatment requested.

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The parties agree that Southwest’s operational use of bandwidth shall be ***; provided, however, Southwest shall notify Supplier of any significant changes in operational usage.

Content Filtering

GEE shall provide content control and filtering services consistent with the content control and filtering services and procedures set forth on Schedule B-3 (the “Content Control Services”) for an annual fee equal to ***, which fee shall be prorated for any partial period of service for aircraft transitioned off of GEE service pursuant to the Fleet Management Plan. For aircraft commissioned during the installation period, Content Control Services shall be invoiced quarterly for the number of aircraft activated in the previous quarter, with the amount due for each such aircraft being the pro-rata amount of the year remaining from activation. Thereafter, GEE shall invoice Southwest on an annual basis for Content Control Services for the total number of Commissioned Aircraft and Southwest shall pay the invoice within *** of receipt of a correct invoice. As of the Effective Date, Southwest elects to use the Content Control Services. Southwest shall have the right to terminate the Content Control Services at any time upon delivery of a notice of such cancellation to GEE; provided that Southwest shall not be entitled to any refund for any remaining Content Control Service fees previously invoiced and paid.

Billing Services

Prior to ***, billing services for operation of the Wi-Fi Service will be provided to Southwest on substantially the same basis as currently provided to Southwest.

Commencing ***, Southwest shall be responsible for all billing service costs associated with delivery of the Wi-Fi Service (and any features of the Entertainment Portal Service that utilize the GEE Billing Service Provider), including, without limitation, ***; provided, however, GEE shall not agree to the rates charged for any such third party costs or billing service costs without receiving Southwest’s prior written consent (which consent shall not be unreasonably withheld). Rates charged by GEE to Southwest for time and materials items shall be at the rates set forth on the Rate Card (as described on the Entertainment Portal Service schedule to this Agreement).

GEE agrees to serve as merchant of record for transactions related to the Wi-Fi Service.

At any time Southwest may select an alternate billing service provider for use on aircraft operating on the Wi-Fi Service; provided, that, such alternate billing service provider may not be a provider managed ***. Subject to a restriction on the sharing of GEE proprietary information, GEE will also not restrict Southwest from *** The integration of an alternative billing provider shall be pursuant to a mutually agreed ***

User Experience Collaboration

During the Term, GEE commits to work with Southwest and Southwest’s other vendors, including providing appropriate personnel and related capabilities, in order to support a common

*** Confidential treatment requested.

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customer facing experience, including addressing authentication across multiple platforms and services. All collaboration pursuant to the foregoing shall be subject a mutually agreed upon SOW with Southwest, including the fees for such services at the rates on the Rate Card, and agreement by all parties on reasonable protections for the intellectual property shared by each party in furtherance of the foregoing.

Restrictions

Use of the Services shall be subject to all rules and regulations established by applicable Regulatory Authorities, including the FAA and FCC, including GEE’s FCC license.

The Services may not be used while on the ground at an airport to provide a data link from avionics maintenance monitoring equipment or a component that collects avionics information.

Additional Work.

Any additional services not otherwise described herein and provided by GEE in connection with this Agreement shall be provided pursuant to a written, fully executed and mutually agreeable statement of work and purchase order covering, without limitation, pricing and payment terms, schedule and responsibilities for such work.

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Schedule B-1

PCD Service Levels

The PCD Service Levels shall be effective from the Effective Date through June 30, 2017, after which the MRC Service Levels shall apply.

Service Availability:

The Wi-Fi Service and Operational Data Services shall be *** on Southwest’s Commissioned Aircraft for *** based on an average of all Commissioned Aircraft.

***

Service Failures

***

Wi-Fi Customer Experience Additional Service Level Metrics

***

Network Outage Response Time

GEE will respond to network outages as follows:

Outage Severity	Initial response time	Resolution and Updates
Critical	***	***
Major	***	***
Minor	***	***
Information request	***	***

Aircraft Issue Response Time

GEE will respond to aircraft issues as follows:

Severity	Initial Acknowledgement	Update, Guidance, or Next Steps
AOG	***	***
Major	***	***
Minor	***	***
Information request	***	***

*** Confidential treatment requested.

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Schedule B-2

MRC Service Levels

Effective Date:	For the avoidance of doubt, the MRC Service Levels shall be effective beginning from July 1, 2017 through the remainder of the Term.
Eligible Flights:

Any flight in a calendar month within the Southwest fleet, not subject to a SLA Exception (as defined below), where the Equipment is installed and operating and the flight is within the GEE coverage area.

For the avoidance of doubt; in the event a Flight Availability metric test ***

Each SLA metric is measured and Performance Credits are calculated independently of the other. For clarity, Flight Availability, CIR and Latency each have their own metric and associated Performance Credit as applicable.

Flight Availability, CIR and Latency are evaluated as separate metrics of Wi-Fi service performance and any applicable Performance Credits are applied to the Wi-Fi MRC.
Live Television Availability is evaluated independently of any other Service Level and any applicable Performance Credits are applied to the Live Television MRC.
SLA Exceptions:	***

Wi-Fi Service SLAs

***

Flight Availability: ***

Measurement Methodology: ***

*** Confidential treatment requested.

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CIR:                             ***

Measurement Methodology:  ***

Latency:                    ***

Measurement Methodology:  ***

LRU Repair:  ***

Outage Notification:  ***

Outage Severity	Initial response time	Resolution or Updates
Critical	***	***
Major	***	***
Minor	***	***
Information request	***	***

Critical – Any outage that affects a substantial part of the Services or Coverage Area including, but not limited to disruptions of network backhaul links, loss of Internet connectivity, satellite failures, or loss of TV Service.

Major - Any outage that affects a part of the Services or Coverage Area including, but not limited to disruptions of data center equipment failures, loss of connectivity to a single teleport, satellite transponder or spot beam failure, or loss of some TV channels.

Minor - Any outage that affects the Services or Coverage Area including, but not limited to short duration disruptions , periodic loss of connectivity or loss of a single TV channel.

*** Confidential treatment requested.

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Information – Any request for information that is not critical to the operation of the Services.

Metric	Performance Credit
***	***

Aircraft Issue Response Time

GEE will respond to aircraft issues as follows:

Severity	Initial Acknowledgement	Update, Guidance, or Next Steps
AOG	***	***
Major	***	***
Minor	***	***
Information request	***	***

Aircraft on Ground – Support is required from GEE in order to address any issue that may prevent one or more aircraft from performing its anticipated operational schedule due to an issue related to the GEE installation, or in which the GEE installation is affected.

Major – Support is required from GEE in order to address an issue that may prevent regularly scheduled operation, may required additional action in order to continue schedule operation prior to the next day, or in which the issue may prevent other regularly scheduled, very near term events. Additionally, this category may include a required response to address regulatory requests, business requests, etc.

Examples for MAJOR:

Inoperative item that is reaching the end of its allowed MEL limit within the next day

Open issues during installation/maintenance that may prevent release to operation or other maintenance activities within the next day.

Minor – Support is required from GEE in order to address an issue that may prevent regularly scheduled operation or may required additional action in order to continue schedule operation prior to the third day. Additionally, this category may include a required response to address regulatory requests, business requests, etc.

Examples for MINOR:

Inoperative item that is reaching the end of its allowed MEL limit within the 3 days

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Open issues during installation/maintenance that may prevent release to operation or other maintenance activities within the next 3 days.

Information Request – Support is required from GEE for an item that does not require an immediate response. Examples for “INFORMATION REQUEST” include requests for meeting notes, minutes, presentations, etc. Information Request items either do not have an operational impact, or the operational impact is sufficiently far in the future that an immediate response is not required.

Metric	Performance Credit
***	***

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Schedule B-3

Content Filtering

Content Filtering and Procedures

GEE’s content filtering service can be utilized to filter (i) entire categories of websites based on the classifications set forth below and (ii) specific, customer-selected URLs. To enable or disable a filter, Southwest must notify GEE’s network operation center of the classification of website(s) and/or specific URLs it would like to be filtered from customer availability, and GEE will enable such filter as soon as possible but no later than 48 hours after receipt of notice from Southwest. Notwithstanding the foregoing, the Parties acknowledge that all content filtering implemented on the Services is subject to compliance with applicable FCC rules and regulations.

Categories of Content Based Filters:

Abortion

Sites with neutral or balanced presentation of the issue.

•	Pro-Choice - Sites that provide information about or are sponsored by organizations that support legal abortion or that offer support or encouragement to those seeking the procedure.
•	Pro-Life - Sites that provide information about or are sponsored by organizations that oppose legal abortion or that seek increased restriction of abortion.

Adult Material

Parent category that contains the categories:

•	Adult Content - Sites that display full or partial nudity in a sexual context, but not sexual activity; erotica; sexual paraphernalia; sex-oriented businesses as clubs, nightclubs, escort services; and sites supporting the online purchase of such goods and services.
•	Lingerie and Swimsuit - Sites that offer images of models in suggestive but not lewd costume, with semi nudity permitted. Includes classic ‘cheese-cake,’ calendar, and pinup art and photography. Includes also sites offering lingerie or swimwear for sale.
•	Nudity - Sites that offer depictions of nude or seminude human forms, singly or in groups, not overtly sexual in intent or effect.
•	Sex - Sites that depict or graphically describe sexual acts or activity, including exhibitionism; also, sites offering direct links to such sites.
•	Sex Education - Sites that offer information about sex and sexuality, with no pornographic intent.

Advocacy Groups

Sites that promote change or reform in public policy, public opinion, social practice, economic activities, and relationships.

Business and Economy

Sites sponsored by or devoted to business firms, business associations, industry groups, or business in general.

•	Financial Data and Services - Sites that offer news and quotations on stocks, bonds, and other investment vehicles, investment advice, but not online trading. Includes banks, credit unions, credit cards, and insurance.
•	Hosted Business Applications - Sites that provide access to business-oriented web applications and allow storage of sensitive data, excluding those for web collaboration.

Drugs

Parent category that contains the categories:

•	Abused Drugs - Sites that promote or provide information about the use of prohibited drugs, except marijuana, or the abuse or unsanctioned use of controlled or regulated drugs; also, paraphernalia associated with such use or abuse.
•	Marijuana - Sites that provide information about or promote the cultivation, preparation, or use of marijuana.
•	Prescribed Medications - Sites that provide information about approved drugs and their medical use.

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•	Supplements and Unregulated Compounds - Sites that provide information about or promote the sale or use of chemicals not regulated by the FDA (such as naturally occurring compounds).

Education

Parent category that contains the categories:

•	Cultural Institutions - Sites sponsored by museums, galleries, theatres (but not movie theatres), libraries, and similar institutions; also, sites whose purpose is the display of artworks.
•	Educational Institutions - Sites sponsored by schools and other educational facilities, by non-academic research institutions, or that relate to educational events and activities.
•	Educational Materials - Sites that provide information about or that sell or provide curriculum materials or direct instruction; also, learned journals and similar publications.
•	Reference Materials - Sites that offer reference-shelf content such as atlases, dictionaries, encyclopedias, formularies, white and yellow pages, and public statistical data.

Entertainment

Sites that provide information about or promote motion pictures, non-news radio and television, books, humor, and magazines.

•	MP3 and Audio Download Services - Sites that support downloading of MP3 or other sound files or that serve as directories of such sites.

Gambling - Sites that provide information about or promote gambling or support online gambling, involving a risk of losing money.

Games - Sites that provide information about or promote electronic games, video games, computer games, role-playing games, or online games. Includes sweepstakes and giveaways.

Government

Sites sponsored by branches, bureaus, or agencies of any level of government, except for the armed forces.

•	Military - Sites sponsored by branches or agencies of the armed services.
•	Political Organizations - Sites sponsored by or providing information about political parties and interest groups focused on elections or legislation.

Health - Sites that provide information or advice on personal health or medical services, procedures, or devices, but not drugs. Includes self-help groups.

Illegal or Questionable - Sites that provide instruction in or promote nonviolent crime or unethical or dishonest behavior or the avoidance of prosecution.

Information Technology

Sites sponsored by or providing information about computers, software, the Internet, and related business firms, including sites supporting the sale of hardware, software, peripherals, and services.

•	Computer Security - Sites that provide information about or free downloadable tools for computer security.
•	Hacking - Sites that provide information about or promote illegal or questionable access to or use of computer or communication equipment, software, or databases.
•	Proxy Avoidance - Sites that provide information about how to bypass proxy server features or to gain access to URLs in any way that bypasses the proxy server.
•	Search Engines and Portals - Sites that support searching the Web, news groups, or indices or directories thereof.
•	URL Translation Sites - Sites that offer online translation of URLs. These sites access the URL to be translated in a way that bypasses the proxy server, potentially allowing unauthorized access.
•	Web & Email Spam - Sites whose links are sent in unsolicited commercial email, either as part of campaigns to promote products or services, or to entice readers to click through to surveys or similar sites. Also included are sites that display comment spam.

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•	Web Collaboration - Sites that provide virtual workspace for purposes of collaboration and conferencing, which may include sites that enable authorized access to a computer or network from a remote location
•	Web Hosting - Sites of organizations that provide hosting services, or top-level domain pages of Web communities.

Internet Communication

Parent category that contains the categories:

•	Web Chat - Sites that host Web chat services or that support or provide information about chat via HTTP or IRC.
•	General Email - Sites that provide email services open to general use.
•	Organizational Email - login sites for corporate or institutional email systems.
•	Text and Media Messaging - Sites that enable the sending of messages and other content via SMS, EMS, MMS, or similar protocols.

Job Search - Sites that offer information about or support the seeking of employment or employees.

Militancy and Extremist - Sites that offer information about or promote or are sponsored by groups advocating antigovernment beliefs or action.

Miscellaneous

Parent category that contains the categories:

•	Content Delivery Networks - Commercial hosts that deliver content to subscribing Web sites.
•	Dynamic Content - URLs that are generated dynamically by a Web server.
•	File Download Servers - Web servers whose primary function is to deliver files for download.
•	Image Servers - Web servers whose primary function is to deliver images.
•	Images (Media) - URLs ending with image filenames.
•	Network Errors - URLs with hosts that do not resolve to IP addresses.
•	Private IP Addresses - IP addresses defined in RFC 1918, ‘Address Allocation for Private Intranets.’

News and Media

Sites that offer current news and opinion, including those sponsored by newspapers, general-circulation magazines, or other media.

•	Alternative Journals - Online equivalents to supermarket tabloids and other fringe publications.

Parked Domain - Sites that are expired, offered for sale, or known to display targeted links, advertisements.

Racism and Hate - Sites that promote the identification of racial groups, the denigration or subjection of groups, or the superiority of any group.

Religion

Parent category that contains the categories:

•	Non-Traditional Religions and Occult and Folklore - Sites that provide information about or promote religions not specified in Traditional Religions or other unconventional, cultic, or folkloric beliefs and practices.
•	Traditional Religions - Sites that provide information about or promote Bahai, Buddhism, Christian Science, Christianity, Hinduism, Islam, Judaism, Mormonism, Shinto, and Sikhism, as well as atheism.

Shopping

Sites that support the online purchase of consumer goods and services except: sexual materials, lingerie, swimwear, investments, medications, educational materials, computer software or hardware, alcohol, tobacco, travel, vehicles and parts, weapons.

•	Internet Auctions - Sites that support the offering and purchasing of goods between individuals.

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•	Real Estate - Sites that provide information about renting, buying, selling, or financing residential real estate.

Social Organizations

Parent category that contains the categories:

•	Professional and Worker Organizations - Sites sponsored by or that support or offer information about organizations devoted to professional advancement or workers’ interests.
•	Service and Philanthropic Organizations - Sites sponsored by or that support or offer information about organizations devoted to doing good as their primary activity.
•	Social and Affiliation Organizations - Sites sponsored by or that support or offer information about organizations devoted chiefly to socializing or common interests other than philanthropy or professional advancement.

Society and Lifestyles

Sites that provide information about matters of daily life, excluding entertainment, health, hobbies, jobs, sex, and sports.

•	Alcohol and Tobacco - Sites that provide information about, promote, or support the sale of alcoholic beverages or tobacco products or associated paraphernalia.
•	Blogs and Personal Sites - Sites that host blogs and personal sites.
•	Gay or Lesbian or Bisexual Interest - Sites that provide information about or cater to gay, lesbian, or bisexual lifestyles, but excluding those that are sexually or issue-oriented.
•	Hobbies - Sites that provide information about or promote private and largely sedentary pastimes, but not electronic, video, or online games.
•	Personals and Dating - Sites that assist users in establishing interpersonal relationships, excluding those intended to arrange for sexual encounters.
•	Restaurants and Dining - Sites that list, review, advertise, or promote food, dining, or catering services.
•	Social Networking - Sites of web communities that provide users with means for expression and interaction.
•	Social Networking and Personal Sites - Sites chiefly devoted to personal expression by individuals (as in diaries or personal blogs) or small groups, often but not necessarily involving multiple links to similar sites.

Special Events - Sites devoted to a current event that requires separate categorization.

Sports

Sites that provide information about or promote sports, active games, and recreation.

•	Sport Hunting and Gun Clubs - Sites that provide information about or directories of gun clubs and similar groups, including war-game and paintball facilities.

Tasteless - Sites with content that is gratuitously offensive or shocking, but not violent or frightening. Includes sites devoted in part or whole to scatology and similar topics or to improper language, humor, or behavior.

Travel - Sites that provide information about or promote travel-related services and destinations.

Vehicles - Sites that provide information about or promote vehicles, including those that support online purchase of vehicles or parts.

Violence - Sites that feature or promote violence or bodily harm, including self-inflicted harm; or that gratuitously display images of death, gore, or injury; or that feature images or descriptions that are grotesque or frightening and of no redeeming value.

Weapons - Sites that provide information about, promote, or support the sale of weapons and related items.

In addition to the foregoing, as part of GEE’s network monitoring service, GEE will utilize additional filtering of websites that contain the following security hazards:

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•	Botnets - sites that host the command-and-control centers for networks of bots that have been infiltrated into users’ computers. Excludes Web crawlers.

•	Keyloggers - Sites or pages that download programs that run in the background recording all keystrokes, and which may also send those keystrokes (potentially including passwords or confidential information) to an external party.

•	Malicious Embedded Link - Sites that are infected with a malicious link.

•	Malicious Embedded iFrame - Sites that are infected with a malicious iframe.

•	Malicious Web sites - Sites that contain code that may intentionally modify end-user systems without their consent and cause harm.

•	Phishing and Other Frauds - Sites that counterfeit legitimate business sites for the purpose of eliciting financial or other private information from users.

•	Potentially Unwanted Software - Sites that use technologies that alter the operation of the user’s hardware, software, or network in ways that diminish control over the user experience, privacy, or the collection and distribution of personal information.

•	Spyware - Sites or pages that download software that, without the user’s knowledge, generate HTTP traffic (other than simple user identification and validation).

•	Suspicious Embedded Link - Sites suspected of being infected with a malicious link.

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SCHEDULE C

ENTERTAINMENT PORTAL SERVICE

The Entertainment Portal Service (“Entertainment Portal Service”) shall consist of (i) Supplier’s standard portal software platform operating system, (ii) a custom portal interface, including availability of a framework/SDK for creation of custom interfaces (collectively, the “Portal Platform”) and (ii) a variety of features and services to be incorporated into such software platform (the “Portal Features”).

The Portal Platform software consists of software for the:

-	Management software for the onboard server, including content management
-	Customization of the portal “look and feel” to specific customer requirements for branding
-	Enabling compatible devices (using a laptop/tablet view and mobile device view) to view and access the Portal Features
-	Core software for enabling AVOD playback, including DRM, audio playback, and receipt and display of live television streaming
-	Account and Shopping Cart management
-

Advertising engine (Including the capability of displaying the following ad types: home page static ads, home page video ads, roadblock ads, run of site static ads, and any other agreed advertising deals)

-	eReader for display of books, magazines and newspapers
-	Reporting engine for delivering real time and post-flight reports of activity on the Entertainment Portal Service

Some of the available Portal Features include the following:

-	Full video-on-demand experience, including customizable front end, content sourcing, content integration and content delivery
-	Full music-on-demand experience, including customizable front end, content sourcing, content integration and content delivery
-	Weather display
-	2D or 3D flight tracker
-	HTML5 Games
-	Airline information feature, including flight and gate information

The foregoing does not include any content licensing rights or specific content levels.

Current Portal Features

As of the Effective Date, the Portal Features and Portal Platform shall be as currently provided to Southwest.

Portal 3.0 Implementation

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The parties acknowledge and agree that discussions regarding a next generation of the Portal Platform and related Portal Features (“Portal 3.0”) has been in process. The parties agree in good faith to continue those discussions *** finalize a SOW pursuant to this Agreement outlining the specific design elements and portal features to be integrated into Portal 3.0, including, as applicable, integration of the wireframe design into the Portal Platform. Such SOW will reflect that the Portal 3.0 implementation will occur by ***; provided, however, Supplier shall provide the ***. The work completed through the Effective Date by GEE and the work pursuant to the Portal 3.0 SOW shall be at no cost to Southwest, but hours accumulated on or after the Effective Date during a calendar quarter on Portal 3.0 development shall count against the Complimentary hours (as described below) for such calendar quarter.

General Content Loading Cycle

Content loading onto the Entertainment Portal Service shall generally be according to the following process flow, with the specific terms of any Portal Feature subject to customization of such processing flow based on such Portal Feature:

***

Adoption of specific Entertainment Portal Service features shall be confirmed by the parties executing an optional portal feature form set forth as Exhibit B-1 for such feature or service.

Content Services

***

Upon request from Southwest, GEE shall provide a quote for content service provider services related to the Entertainment Portal Service.

Software Release Schedule

GEE and Southwest agree to establish a regular software release schedule for Entertainment Portal Service updates and feature changes, including a monthly release schedule for bug fixes and maintenance issues. All SOW’s shall refer to both a schedule for the development of a particular item and the sequencing of such item into the regular release schedule.

*** Software Delivery

Software updates will be delivered ***

Licenses

Current Portal Design

*** Confidential treatment requested.

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GEE hereby grants Southwest ***

Portal 3.0 Design

Upon implementation, GEE grants Southwest ***

Rate Card

All Entertainment Portal Services provided to Southwest shall be provided pursuant to the Rate Card set forth on Schedule C-3, which rate card shall be updated *** including inclusion of then-available features and capabilities available for adoption by Southwest.

Notwithstanding the terms set forth on the Rate Card, Southwest may utilize a complimentary bucket of up to *** hours of time and materials hourly services related to the Entertainment Portal Service or engineering services described on Schedule B during each *** (the “Complimentary Hours Bucket”). Complimentary hours not utilized in any one *** shall not accrue to any subsequent ***

*** Confidential treatment requested.

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Schedule C-1

Form of Portal Service Selection

GEE and Southwest hereby agree to supplement that certain Second Amended and Restated Supply and Services Agreement, dated as of December     , 2016 (the “Agreement”), by adding the following functionality to the Entertainment Portal Service (as defined in the Agreement) to the terms of the Agreement. Except as set forth herein, all other terms of the Agreement shall apply to the following service.

Service Functionality:

Delivery and Operation Timing and Terms:

Service Fee and Payment Terms (unless default payment terms apply):

Duration of Service:

Other Additional Terms:

Southwest:

Signature:

Name:

Date:

GEE

Signature:

Name:

Date:

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SCHEDULE C-2

SEVERITY RESPONSE TIMES

In respect of the Entertainment Portal Service delivered by GEE, GEE will adhere to the following severity level response times for issues identified.

Priority	Workaround Target
P1	***
P2	***
P3	***
P4	***

*Business Hours are Monday – Friday 9am Central USA Time to 6pm Central USA Time.

Response and resolution times are measured from the moment Customer opens a support ticket with the GEE network operations center.

Priority Definitions

P1 - Priority 1: Critical Problem. Use of the Entertainment Portal Service service or key function thereof is widely stopped or so severely impacted and no known, viable workaround exists. No useful work can be done. Most common operations fail consistently. P1 Problems have one or more of the following characteristics:

•	Widespread System Issue. There is severe performance degradation, causing waits for resources or response of longer than 120 seconds, as if the system is hanging.
•	Critical functionality is not widely available. The Entertainment Portal Service or a key function thereof is impacted across the non-MEL aircraft utilizing the Entertainment Portal Service.

Note: A Customer contact (direct phone, cell phone and email) must be available in Priority 1 situations to provide information required for problem diagnosis and to test/confirm the resolution.

P2 - Priority 2: Significant Business Impact. Use of the Entertainment Portal Service is continuing but there is a serious impact on usefulness. Important features are unavailable. Certain common operations fail consistently. Services crash readily. P2 Problems have one or more of the following characteristics:

•	Service performance is severely degraded.
•	Some important functionality is unavailable but the Entertainment Portal Service continues to operate in restricted fashion.

*** Confidential treatment requested.

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P3 - Priority 3: Some Business Impact. A fundamental function is experiencing an intermittent problem, or a common operation sometimes fails. A less common operation fails consistently. P3 Problems have one or more of the following characteristics:

•	A minor or cosmetic error affecting a limited portion of the Entertainment Portal Service service or limited number of aircraft affects performance or usability.

P4 - Priority 4: Minimal Business Impact. All routine problems not covered above. Customer requests information, an enhancement, or documentation clarification but there is no impact on operation. Customer’s use of the Service is continuing as normal.

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SCHEDULE C-3

RATE CARD

***

*** Confidential treatment requested.

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SCHEDULE D

LIVE TELEVISION SERVICE

GEE will offer Southwest a linear live television service (the “Live Television Service”) consisting of multicast delivery of TCP/IP linear television data streams to each Commissioned Aircraft, an on aircraft software solution to segment the multicast data stream and interface elements for access to the channels on the Entertainment Portal Service. All of the Live Television Service channels must be carried on each Commissioned Aircraft in service and may only be utilized by Southwest in connection with the delivery of the Live Television Service provided by GEE to GEE Commissioned Aircraft. GEE will support a minimum of *** of the access point capacity on the aircraft.

Coverage Area

The coverage area for the Live Television Service shall be the contiguous United States of America (“CONUS”). International markets will be covered to the extent Supplier is able to obtain rights in such markets and satellite coverage is also available.

Channel Pool

The Live Television Service shall consist of standard channels (“Standard Channels”) and premium channels (“Premium Channels”).

Standard Channels shall be channels included in the channel pool provided to Southwest from time to time during the Term based on GEE’s relationship with programmers and aggregators of channels. An alternate channel shall be identified for each Standard Channel in the event the originally selected Standard Channel is not available.

Premium Channels are premium package linear channels subject to a separate fee structure or business model, as set by the programmer of such channel.

Prices

Current Fixed Pricing Model

Except for items subject to revenue share, all charges for the Live Television Service for the period prior to the Effective Date and through December 31, 2016 have been paid to Supplier as of the Effective Date.

Live TV MRC

Commencing January 1, 2017, Southwest shall pay GEE an MRC per aircraft the (“Live TV MRC”) of *** per month for a channel lineup including up to ***. At no time shall the Live TV MRC be less than *** regardless of the actual channel lineup.

*** Confidential treatment requested.

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Standard channels and Premium channels are available for selection to determine the channel lineup. The price of a Standard Channel is *** per month and will remain at *** for the Term. The pricing for Premium Channels is subject to a rate card to be provided by GEE to Southwest from time to time for such channels and may change throughout the Term of the Agreement. Pricing terms for Premium Channels will be provided to Southwest based on channels GEE has rights to offer Southwest or for channels requested by Southwest during the Term

Excess Channels

The fees for any channel selection resulting in excess of a total of *** channels delivered utilizing the Live Television Service shall be subject to mutual agreement of the parties.

Channel Lineup and Changes

Current Channel Lineup

As of the Effective Date, the Live Television Service shall consist of the following sixteen (16) Standard Channels (as defined below):

NFL Network	Food Network	HGTV	Bravo
MSNBC	CNBC	Discovery	USA Network
Golf Channel	NBC (NY affiliate)	CBS (NY affiliate)	Travel Channel
Cartoon Network	Fox Sports One	Fox News Channel	Fox Business Network

AVOD television shows and related content currently included with the Live Television Service shall be ***

*** Channel Line-up

As of *** the Live Television Service channel line-up shall consist of the following channels:

***

Regular Lineup Changes

Commencing *** Southwest will have the right to make the following changes to the Live Television Service channel lineup:

***

Other Channel Lineup Changes

*** Confidential treatment requested.

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Notwithstanding anything to the contrary contained herein, Customer acknowledges and agrees that GEE’s rights and obligations to content providers with respect to programming services may change from time to time and therefore any individual channel provided by GEE hereunder *** Accordingly, in the event GEE ceases to have the rights to provide any Standard Channel or Premium Channel offered via the Live Television Service, GEE shall ***

Advertising

*** From time to time during the Term, Southwest shall provide GEE its standard advertising guidelines, including block lists for advertising that may appear on Southwest services (the “Advertising Guidelines”). Advertising sold and inserted by GEE shall conform with the Advertising Guidelines. GEE shall notify Southwest of all advertising campaigns to be inserted by GEE prior to implementation and Southwest may, in the good faith exercise of its reasonable discretion, reject an advertisement for failing to conform to the Advertising Guidelines. All advertisements will be deemed approved unless rejected within *** Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that Southwest owns the rights to all non-broadcast/live TV advertising.

Live Television Service Level

From the Effective Date through *** Supplier agrees to deliver the Live Television Service with the same performance and subject to the same standards as currently delivered to Southwest.

Commencing *** the Live Television Service will be available during *** (“LTS Eligible Flights”), except during periods where an SLA Exception applies to the Live Television Service delivery and during periods ***

*** Confidential treatment requested.

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SCHEDULE E

STATEMENT OF WORK TEMPLATE

Statement of Work #

[Note: Future SOWs to be sequentially numbered]

[INSERT PROJECT NAME]

The following project will be incorporated into that certain Second Amended and Restated Supply and Services Agreement, by and between Southwest Airlines Co. (“Southwest”) and Global Eagle Entertainment Inc. (“Supplier”), originally effective December     , 2016 (the “Agreement”). All other terms and conditions will remain in full force for the term of the Agreement and any extension thereof. The effective date of this Statement of Work (“SOW”) is [insert effective date of SOW], and the SOW shall continue until completion of the Services unless terminated in accordance with the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

A.	Definitions

1. “            ” shall mean

2.

B.	Objective and Scope of Project

Supplier will perform the following scope of Services under this SOW:

C.	Definition of Services

Supplier will perform the following specific Services and tasks under this SOW:

1. Services Description

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2. Project Tasks

D.	Supplier Deliverables and Payment Schedule

Supplier will complete the deliverables set forth below by the corresponding due date.

Deliverable	Due Date	Deliverable Payment Amount [or %]

1.

2.

3.

E.	Project Pricing

The project pricing is in accordance with the Rate Card set forth in this SOW.

Reimbursable travel expenses under this SOW shall not exceed XX% of fees applicable to those Supplier’s Personnel who meet the reimbursement criteria set forth above.

Supplier represents that the total cost of the project will not exceed $        . Any changes to the project scope and objectives that impact this cost will be adjusted by prior written agreement of the parties.

F.	Billing and Payment

Upon completion of each deliverable or milestone as outlined above, Supplier shall submit, for Southwest’s acceptance and payment, invoices in accordance with the table in Section D hereinabove. Supplier agrees that it will notify Southwest upon 75% completion of the Services. Failure to notify Southwest in accordance with this Section shall constitute material breach of the Agreement.

Each invoice shall identify the completed deliverable(s), the amount being billed, and reference PID #            . At Southwest’s request, Supplier shall provide Southwest with records and applicable documentation, including sufficient detail, to verify and support compliance with the SOW. Payment will be made in accordance with the Agreement.

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G.	RACI Matrix

The following designations are used within the table to indicate responsibilities for this SOW:

1.	R – Responsible: The party responsible for achieving a task or deliverable.

2.	A – Accountable: The party responsible for determining if the task or deliverable has been completed in a successful manner and for approving the final successful task or deliverable.

3.	C- Consulted: The party(ies) whose input of knowledge and information is used to complete a task or deliverable; and with whom there is two-way communication.

4.	I - Informed: Those who the party Responsible for a task or deliverable must keep informed about the progress of such task or deliverable.

5.	N/A – The party has no involvement in the task or deliverable.

[Insert RACI Matrix]

H.	Project Schedule

The project phases are set forth in the following chart.

[Insert Project Schedule]

I.	Project Assumptions and Contingencies

The project assumptions and contingencies are as follows:

1.

2.

3.

J.	Project Managers

For purposes of this SOW, the following individual is considered to be the project manager:

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Southwest:

Supplier:

K.	Project Changes

Any changes to the project scope and objectives that impact the project cost, the project deliverables, timeline or the percentage billed will be adjusted by written agreement in a Change Request (“CR”), which shall be executed by the parties within five (5) business days of either party submitting such request to the other for consideration. Such completed CR, when mutually executed, shall be considered a part of this SOW.

IN WITNESS WHEREOF, the parties hereto have caused this SOW to be executed by their duly authorized representatives.

By:	By:	Southwest Airlines Co.

By:	[template not signed]	By:	[template not signed]

Printed Name:	Printed Name:

Title:	Title:

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